Exhibit 4.4

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 19th day of October, 2016.

AMONG:

PACIFIC THERAPEUTICS LTD. a corporation incorporated under the laws of British Columbia

(“PT”)

AND:

TOWER THREE SAS, a privately held limited liability company formed under the laws of Colombia

(“T3”)

AND:

THE HOLDERS OF COMMON SHARES ISSUED BY T3, as listed in Schedule “A” attached hereto

(collectively, the “T3 Shareholders”)

T3(each a “Party”, collectively the “Parties”)

WHEREAS:

A.	PT is a public company listed on the Canadian Securities Exchange (the “CSE”);

B.	The T3 Shareholders are the owners of all of the issued and outstanding common shares of T3 (“T3 Shares”);

C.

PT wishes to purchase all of the issued and outstanding T3 Shares from the T3 Shareholders in exchange for 30,000,000 common shares of PT issued on a pro-rata basis to the T3 Shareholders at a deemed issuance price of $0.10 per common share (the “Acquisition”), in connection with a proposed business combination and fundamental change;

D.	PT and T3 entered into a letter of intent effective August 2, 2016 (the “LOI”), in furtherance of the Acquisition;

E.

PT and T3 wish for the Acquisition to be upon and subject to the terms and conditions set forth in this share exchange agreement (the “Agreement”), and for this Agreement to replace and supersede the LOI;

F.	The closing of the Acquisition will be conditional on receipt by the PT of CSE and shareholder approval;

G.	As part of the Acquisition all of the T3 Shareholders will enter into a voluntary pooling/escrow agreement as described herein; and

H.	As a condition to the Acquisition’s closing, T3 will have obtained any and all regulatory approvals needed to undertake and completed the transactions contemplated in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1	INTERPRETATION

1.1	Defined terms - The following terms have the following meanings in this Agreement; other terms not listed herein are defined in the Agreement:

(a)	“Acquisition” has the meaning attributed thereto in Recital C;

(b)	“Agreement” means this share exchange agreement and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this agreement;

(c)

“Applicable Laws” means all applicable rules, policies, notices, orders and legislation of any kind whatsoever of any governmental authority, regulatory body or stock exchange having jurisdiction over the Parties hereto or the transactions contemplated hereby;

(d)	“Break Fee” has the meaning defined in Section 10.2;

(e)	“Business Day” means any day except Saturday, Sunday or a civic or statutory holiday in Vancouver, British Columbia, Canada;

(f)	“Closing” means the completion of the Acquisition as contemplated in this Agreement;

(g)

“Closing Date” means the date which is ten (10) Business Days after the date on which all Regulatory Approvals, including (i) the conditional acceptance by the CSE of the listing of PT Shares after the completion of the Acquisition and the completion of the Acquisition and the other matters contemplated by this Agreement; and (ii) the receipt of conditional acceptance and all requisite levels of required shareholder approvals have been received, or such other date as is agreed upon by T3 and PT;

(h)

“Concurrent Financing” means either the brokered or non-brokered equity private placement by PT to raise aggregate gross proceeds of a minimum of $1,500,000 at an intended price of $0.15 per unit (each a “Placement Units”), each Placement Unit consisting of one common share and one common share purchase warrant (each a “PT Warrant”) in the capital of PT with each full warrant entitling the holder to purchase one additional PT Share at an exercise price of $0.40 per share for a period of 12 months from the closing of the financing. Each PT Warrant shall be subject to an acceleration clause in the event that the closing price of the PT common shares on the CSE is equal to or higher than $0.60 per PT Share for 10 consecutive days, in which case the PT Warrants will be exercisable within 10 days after notice of acceleration is made by PT and expire at the end of such 10 days after notice. The funds from the Concurrent financing are to be held in escrow until CSE’s approval for PT to continue to be listed after the Acquisition;

(i)

“Consideration Milestone Escrow Agreement” means the performance escrow agreement to be entered into among PT, the T3 Shareholders and the Escrow Agent in respect of the Consideration Milestone Shares;

(j)

“Consideration Milestones” means those performance milestones governing the release of the Consideration Milestone Shares from the Consideration Milestone Escrow Agreement, as more particularly set forth in Schedule G hereto;

(k)	“Consideration Milestone Shares” means those Issuer Consideration Shares subject to the Consideration Milestones as more particularly set forth in Schedule G hereto;

(l)	“CSE” means the Canadian Securities Exchange;

(m)	“Drop Dead Date” means December 30, 2016 or such other date as T3 and PT may determine;

(n)	“Due Diligence Period” means the period beginning August 2, 2016, and ending on the October 30, 2016;

(o)	“Effective Date” means the date of this Agreement;

(p)

“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, nay form of securitization or collateralization, actions, claims, demands and equities of any nature, including without limitation, any liability for accrued but unpaid taxes;

(q)	“Escrow Agreement” has the meaning ascribed thereto in Section 2.3;

(r)	“Escrow Agent” means Computershare Trust Company of Canada;

(s)	“Escrow Shares” has the meaning ascribed thereto in Section 2.3;

(t)	“Exemptions” has the meaning ascribed thereto in Section 2.3(b);

(u)

“Finder Fee” means the intended finder’s fee to be paid upon the closing for the Concurrent Financing which will not exceed: (i) a cash equivalent to 8% of the Concurrent Financing and (ii) such number of common share purchase warrants (each a "Finders Warrant") equivalent to 8% of the number of Units issued pursuant to the Concurrent Financing. Each whole Finders Warrant will entitle the holder to purchase one (1) additional common share of PT at an exercise price of $0.40 per share for a period of one (1) year from the closing of the Concurrent Financing. Such final terms as pricing, financing, commission and finder's or agent's fees relating to the Concurrent Financing will be subject to final approval by PT, the CSE and/or other applicable regulatory authorities. The Finder Warrants will be subject to the applicable statutory hold period along with any escrow restrictions imposed by the CSE or Applicable Laws.

(v)	“IFRS” means International Financial Reporting Standards;

(w)

“Information Circular” means the notice of meeting and management information circular of PT to be sent to the shareholders of PT in respect of the PT Shareholder Meeting, prepared in accordance with the policies of the CSE, if required;

(x)	“ITA” means the Income Tax Act (Canada);

(y)	“Listing Statement” means the listing statement of PT to be prepared in accordance with the requirements of the CSE and filed with the CSE in connection with this Acquisition;

(z)

“Material” means of such a nature or amount as would reasonably be regarded as significant in relation to the business of the applicable person or in relation to the capital, prospects, condition (financial or otherwise) or results of operation of the applicable person, whether or not significant in relation to PT, T3 or the T3 Subsidiary, and “Materially” has a corresponding meaning;

(aa)

“Material Adverse Change” or “Material Adverse Effect” means any change (or any condition, event or development involving a prospective change) in the business, operations, results of operations, assets, capitalization, financial condition, licences, permits, concessions, rights, liabilities, prospects or privileges, whether contractual or otherwise, of the party referred to which is, or could reasonably be expected to be, materially adverse to the business of such party other than a change: (i) which has prior to the date hereof been publicly disclosed or otherwise disclosed in writing to the other party; or (ii) resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada or elsewhere;

(bb)	“MD&A” means the Management Discussion and Analysis prepared in support of the PT Financial Statements and filed on SEDAR;

(cc)	“Name Change” has the meaning ascribed thereto in Section 5.1(h);

(dd)	“New T3 Share Certificate” has the meaning ascribed thereto in subparagraph 7.3(a)(iii);

(ee)	“Old T3 Share Certificates” has the meaning ascribed thereto in subparagraph 7.3(a)(ii);

(ff)

“Pro Forma Financial Statements” means the pro forma financial statements of PT and T3 giving effect to the Acquisition as are required to be included in the Information Circular or the Listing Statement pursuant to the policies of the CSE;

(gg)	“Property” means such property and assets of T3 as described in Schedule “B”;

(hh)	“PT Consideration Shares” means the 30,000,000 PT Shares issuable in exchange for the T3 Shares at Closing;

(ii)	“PT Disclosure Record” means PT’s financial statements, management information circulars, material change reports, technical reports, press releases and all documents filed publicly by PT on SEDAR;

(jj)

"PT Financial Statements” means the audited financial statements and MD&A of PT for the year ended December 31, 2015, and the interim unaudited financial statements and MD&A of PT, as filed on SEDAR with the applicable Canadian securities regulators;

(kk)	“PT Options” means stock options exercisable to purchase PT Shares;

(ll)	“PT Shares” means Class A common shares without par value in the capital of PT;

(mm)	“PT Shareholder Meeting” has the meaning ascribed thereto in Section 2.5;

(nn)	“PT Shareholder Approval Matters” has the meaning ascribed thereto in Section 2.5;

(oo)	“PT Warrants” means common share purchase warrants exercisable to purchase PT Shares pursuant to the Concurrent Financing;

(pp)

“Regulatory Approvals” means all third party approvals required in order for all of the transactions contemplated hereby to be carried out, including without limitation, all required approvals of the CSE and any private and/or governmental entity or individual;

(a)

“Share Exchange Ratio” means the number that results from dividing 30,000,000 PT Shares by the total number of T3 Shares issued and outstanding at the Time of Closing, which number equals the number of PT Shares that will be exchanged for each T3 Share outstanding at the Time of Closing;

(b)	“Securities Laws” means the securities legislation having application to the transactions contemplated hereby and the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authorities, all as amended;

(c)	“SEDAR” means a System for Electronic Document Analysis and Retrieval (www.sedar.com);

(d)	“T3 Shareholder Attorney” has the meaning ascribed thereto in Section 12;

(e)	“T3 Financial Statements” means the audited consolidated financial statements of T3 as at and for the year ended December 31, 2015, audited in accordance with IFRS, as attached to Schedule “F” hereto;

(f)	“T3 Shareholders” means the persons who beneficially own the T3 Shares, as set out in Schedule “A” to this Agreement;

(g)	“T3 Shares” means common shares in the capital of T3;

(h)	“T3 Subsidiary” means Fundacion Comunicar Para Educar, a foundation that exists under the laws of Colombia; and

(i)	“Time of Closing” means 12:00 p.m. (Vancouver, British Columbia local time) on the Closing Date or such other time agreed to between PT and T3.

1.2	Schedules — The following schedules attached hereto constitute a part of this Agreement:

Schedule “A” — List of T3 Shareholders
Schedule “B” — Property Description
Schedule “C” — Issued Securities of PT
Schedule “D” — Issued Securities of T3
Schedule “E” — Material Contracts of T3
Schedule “F” — Consolidated Financial Statements for T3
Schedule “G” — Voluntary Pooling and Escrow terms & conditions
Schedule “H” — Certificate of U.S. Shareholder

1.3	Headings - The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

1.4

Interpretation - Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require and vice versa.

1.5	Currency — Unless otherwise stated, all references to money in this Agreement shall be deemed to be references to the currency of Canada.

1.6

Knowledge – Where a representation or warranty is made in this Agreement on the basis of the knowledge or the awareness of the party, such knowledge or awareness consists only of the actual knowledge or awareness, as of the date of this Agreement, of that party, if an individual, or if a corporation or other legal entity, the directors and senior executive officers of that party, but does not include the knowledge or awareness of any other individual or any constructive, implied or imputed third party knowledge.

1.7

Effective Date - This Agreement shall be effective upon the date that this Agreement has been executed by each of PT, T3 and those T3 Shareholders included as signatories to this Agreement, which T3 Shareholders hold not less than 100% of the outstanding T3 Shares.

2	PURCHASE AND SALE, PT SHAREHOLDER APPROVAL, INFORMATION CIRCULAR, AND LOAN REQUEST, CONCURRENT FINANCING

2.1

Purchase and Sale - Upon and subject to the terms of this Agreement each T3 Shareholder hereby agrees to sell, assign and transfer the T3 Shares owned by the T3 Shareholder to PT as set out in Schedule “A”, and PT agrees to purchase from all T3 Shareholders all right, title and interest of the T3 Shareholders in and to the T3 Shares on the Closing Date, and in consideration for each T3 Share acquired from each T3 Shareholder, PT will issue to such T3 Shareholder that number of PT Shares as is equal to the Share Exchange Ratio. For greater certainty, as of the date of this Agreement the Share Exchange Ratio shall be one (1) T3 Share for one (1) PT Share, resulting in the issue of 30,000,000 PT Consideration Shares to the T3 Shareholders.

2.2

Tax Liability — Neither PT nor T3 shall assume and shall not be liable for any taxes under the ITA or any other taxes whatsoever which may become payable by T3 Shareholders or the shareholders of PT including, without limiting the foregoing, any taxes resulting from or arising as a consequence of the sale by T3 Shareholders to PT of the T3 Shares herein contemplated, including the exercise of the PT Warrants and PT Options by the shareholders of PT, and each T3 Shareholder shall severally indemnify and save harmless PT and T3 from and against all such taxes arising in relation to such T3 Shareholder.

2.3	PT Consideration Shares — Each T3 Shareholder hereby acknowledges and agrees with PT as follows:

(a)

all of the PT Consideration Shares issued in exchange for the T3 Shares as set forth and described in Schedule A, shall be subject to escrow restrictions (“Escrow Shares”) pursuant to both the Consideration Milestone Escrow Agreement and an escrow agreement in the form prescribed by the CSE (“Escrow Agreement”);

(b)	the PT Consideration Shares shall be subject to the Consideration Milestones and as required will be deposited with the Escrow Agent pursuant to the Consideration Milestone Escrow Agreement;

(c)

the Consideration Milestone Escrow Agreement shall set forth the basis upon which the Issuer and the T3 Shareholders shall determine whether a particular Consideration Milestone has been achieved and the manner in which the Escrow Agent shall be notified;

(d)

in the event the Consideration Milestones are not achieved by the deadline dates set forth in Schedule G, such Issuer Consideration Shares shall be returned by the Escrow Agent to the PT’s registrar and transfer agent for cancellation; and

(e)

upon release from the Consideration Milestone Escrow Agreement, the PT Consideration Shares will be deposited pursuant to the Escrow Agreement and shall be subject to further restrictions or release in accordance with the schedule set forth in the Value Escrow Agreement.

(f)	PT agrees to use commercially reasonable efforts and to take all practical steps available to it to ensure that the CSE does not impose additional escrow conditions on the Escrow Shares on Closing;

(g)

the Acquisition, transfer of the T3 Shares and the issuance of the PT Consideration Shares in exchange therefor will be made pursuant to appropriate exemptions (the “Exemptions”) from the formal takeover bid and registration and prospectus (or equivalent) requirements of the Securities Laws;

(h)	as a consequence of acquiring the PT Consideration Shares pursuant to the Exemptions:

(i)	the T3 Shareholder will be restricted from using certain of the civil remedies available under the Securities Laws;

(ii)

the T3 Shareholder may not receive information that might otherwise be required to be provided to the T3 Shareholders, and PT is relieved from certain obligations that would otherwise apply under Securities Laws if the Exemptions were not being relied upon by PT; and

(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the PT Consideration Shares;

(i)	the certificates representing the PT Consideration Shares will bear such legends as may be required by Securities Laws and the policies of the CSE;

(j)

the T3 Shareholder is knowledgeable of, or has been independently advised as to, the Applicable Laws of its jurisdiction of residence, which applies to the sale of the T3 Shares and the issuance of the PT Consideration Shares and which may impose restrictions on the resale of such PT Consideration Shares in such jurisdiction and it is the responsibility of the T3 Shareholder to find out what those resale restrictions are, and to comply with them before selling the PT Consideration Shares; and

(k)

Notwithstanding the foregoing, no T3 Shareholder shall be entitled to, and PT will not issue or deliver, fractions of PT Consideration Shares, as the case may be, pursuant to the Acquisition. In lieu of any fractional entitlement, the number of PT Consideration Shares issued to each former T3 Shareholder shall be rounded down the next lower whole number of PT Shares and by taking into account only the number of PT Consideration Shares being issued to each such former T3 Shareholder.

2.4	As required, on or before the Drop Dead Date, PT shall either:

(a)

convene a special meeting of PT shareholders (the “PT Shareholder Meeting”) in order to obtain shareholder approval of the Acquisition, the creation of a new control person, if applicable, the election of the directors identified in Section 3.1 of this Agreement, and any matters related thereto (collectively, the “PT Shareholder Approval Matters”); or

(b)	obtain the written consent to the PT Shareholder Approval Matters from PT shareholders holding greater than 50% of the outstanding PT Shares, in a form acceptable to the CSE.

2.5

As promptly as reasonably practicable, PT shall deliver to T3 drafts of its Information Circular, if required, and Listing Statement together with any other documents required under Applicable Laws in connection with the approval of the PT Shareholder Approval Matters. PT shall give T3 opportunity to review and comment on all such documentation and all such documentation shall be reasonably satisfactory to T3 before it is filed or distributed to the CSE or PT shareholders. As promptly as practicable after receipt of the CSE’s conditional approval letter indicating that it has accepted the Information Circular for the purposes of mailing it to the PT shareholders and filing on SEDAR, PT shall cause the Information Circular and other documentation required in connection with the PT Shareholder Meeting to be mailed to each PT shareholder.

2.6

T3 shall assist PT and PT and T3 shall use reasonable efforts to ensure that the Information Circular and Listing Statement as it contains information with respect to each of PT, T3, and the T3 Shareholders complies with all Applicable Laws and, without limiting the generality of the foregoing, that the Information Circular and the Listing Statement does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to or provided by T3). Without limiting the generality of the foregoing, PT and T3 shall use reasonable efforts to ensure that the Information Circular and the Listing Statement complies with the applicable policies of the CSE. Notwithstanding the foregoing, the parties confirm and agree that each party’s obligations contained in this Section 2.7 shall only apply to each party’s respective information provided in the Information Circular and the Listing Statement and not to that of any other party contained in the Information Circular or the Listing Statement.

2.7

Each of the parties shall promptly notify the other parties if at any time before the Time of Closing it becomes aware that the Information Circular or the Listing Statement contains any misrepresentation or any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Information Circular or the Listing Statement. In any such event, the parties shall cooperate in the preparation of a supplement or amendment to the Information Circular or the Listing Statement, as required and as the case may be, and, if required, shall cause the same to be distributed to the PT shareholders and/or filed with the relevant securities regulatory authorities.

2.8	Loan Request

Subject to the satisfaction of the three following conditions:

(i)	T3 providing to PT the T3 Financial Statements;

(ii)	T3 and PT determining and mutually agreeing to a tax efficient transaction structure; and

(iii)	the signing of this Agreement by all Parties,

T3 may request in writing that PT loan to T3 up to $200,000 (the “Loan Request”) on a secured basis. If T3 delivers to PT the Loan Request, then PT, in its sole discretion, acting reasonably, may, subject to any required CSE approval and the execution of a general security agreement (the “General Security Agreement”), the terms of which shall be mutually agreed upon by PT and T3, deliver to the T3 the amount requested pursuant to the Loan Request (up to $200,000) on the following terms: (a) an interest rate of 10% per annum; (b) the right to demand repayment of the loan at any time after one-hundred and eighty (180) days following the date of advance of the loan (the “Maturity Date”); (c) principal and accrued interest payable on the Maturity Date, with no obligation to make payment of either principal or interest prior to the Maturity Date; and (d) no pre-payment penalty.

2.9	Concurrent Financing

PT will undertake the Concurrent Financing and notwithstanding any other provision in this Agreement may pay the Finder Fee, including any cash and/or Finders Warrant related thereto.

3	CHANGE IN DIRECTORS AND OFFICERS OF PT

3.1

New directors — Effective at the Closing, the board of directors of PT (the “Board”) shall be restructured, through resignations and appointments, so that it shall consist of four (4) directors, with the T3 Shareholders (collectively) selecting two (2) board members (the “T3 Nominees”), and PT selecting two (2) board members (the “PT Nominees”). The T3 Nominees shall be Alejandro Ochoa, Fabio Alexander Vasquez (or other individuals as may be decided by the T3 Shareholders), and the PT Nominees shall be Brian Gusko and Robert (Nick) Horsley (or other individuals as may be decided by PT). If any of the proposed directors are not acceptable to the CSE, the applicable nominating party shall appoint such other nominees as may be acceptable to the CSE. Notwithstanding the foregoing, the parties hereto agree that immediately following Closing, PT shall convene a special meeting of the shareholders of PT on a date that is as soon as practicable for the purpose of increasing the size of the Board to five (5) and electing a third nominee of T3 as a director of PT.

3.2

New officers - Effective at the Closing, certain existing officers of PT will resign. The officers of PT following the Acquisition will be determined by the reconstituted board of directors of PT upon completion of the Acquisition, and PT and T3 agree to take such commercially reasonable action as permitted under Applicable Laws such that the senior officers of PT after the Acquisition has closed are constituted of the following individuals:

(a)	Alejandro Ochoa, as President and Chief Executive Officer;
(b)	Octavio De La Espriella, as the Chief Operating Officer; and
(c)	Abbey Abdiye, Chief Financial Officer,

with such officer appointments being subject to the requirement that the T3 Nominees shall be entitled to appoint one (1) officer who has bank signing authority and the PT Nominees shall be entitled to appoint one (1) officer who has bank signing authority. The T3 Shareholders and PT shall each elect one signing officer to manage the companies accounts for the purposes of day to day transactions.

3.3

PIFs - T3 shall deliver a CSE Form 2A — Personal Information/Consent Form duly completed by each of the proposed directors and officers of PT nominated by T3 and identified in sections 3.1 and 3.2 above, on or before the date that is thirty (30) calendar days prior to the PT Shareholder Meeting, or if no such meeting is held then no later than by fifteen (15) calendar days after the Effective Date.

3.4

Resignations — At the Closing, PT shall deliver resignations of those directors and officers of PT who are either not continuing with PT or are continuing in a different capacity or role, such resignations to include waivers in respect of any liabilities of PT to them in a form acceptable to T3, acting reasonably.

4	COVENANTS AND AGREEMENTS

4.1	Given by T3 — T3 covenants and agrees with PT that T3 will:

(a)

before the expiry of the Due Diligence Period, permit representatives of PT, at their own cost, full access during normal business hours to T3’s documents including, without limitation, all of the assets, contracts, financial records and minute books of T3, so as to permit PT to make such investigation of T3 as PT deems necessary;

(b)

permit representatives of PT, at their own cost, full access during normal business hours, but upon twenty-four (24) hours’ advance written notice, to its books, records and property including, without limitation, all of the assets, contracts, financial records and minute books of T3 and the T3 Subsidiary, so as to permit PT to make such continuing investigation of T3 and the T3 Subsidiary as PT reasonably deems necessary; provide to PT all such further documents, instruments and materials, in accordance with applicable privacy laws, and do all such commercially reasonable acts and things as may be reasonably required by PT to seek the Regulatory Approvals including providing to PT all relevant information concerning it and its business, properties, operations and financial statements for inclusion in the Information Circular, if required, and the Listing Statement, and execute a certificate to be attached to the Information Circular and the Listing Statement certifying that all information concerning it contained in the Information Circular and the Listing Statement

constitutes full, true and plain disclosure of all material facts relating to the particular matters to be acted upon by the shareholders of PT at the PT Shareholder Meeting, and that the information contained in the Information Circular and the Listing Statement does not contain an untrue statement of a material fact with respect to it, contain any misrepresentation or untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Information Circular, the Listing Statement or such filing or application; and in any such event, shall cooperate in the preparation of a supplement or amendment to the Information Circular, the Listing Statement or such other document, as required and as the case may be;

(c)

permit PT to secure directors' and officers' liability insurance for the current directors and officers of PT on a “trailing” (or “run-off”) basis for a period of five years after the Closing Date. If a trailing policy is not available, PT will maintain in effect the current policies of directors' and officers' liability insurance (it being understood and agreed that PT may substitute therefore policies providing at least the same coverage (including amounts and deductibles), provided the terms and conditions of such substituted policies are not materially less advantageous to the insured) with respect to claims arising from facts or events which occur on or before the Closing Date. T3 agrees to not take any action to terminate or otherwise adversely affect such directors' and officers' insurance;

(d)

permit PT to enter into indemnity agreements with all of its current directors and officers in industry standard form that will be excluded from any mutual release of claims that may be delivered at Closing;

(e)

do all such commercially reasonable acts and things reasonably necessary to ensure that all of the representations and warranties of T3 remain true and correct and, to the extent commercially reasonable, not do any such act or thing that would render any representation or warranty of T3 untrue or incorrect;

(f)

from and including the Effective Date through to and including the Time of Closing, preserve and protect the goodwill, assets including the Property, business and undertaking of T3 and, without limiting the generality of the foregoing, carry on the business of T3 and the T3 Subsidiary in a reasonable and prudent manner;

(g)

use its commercially reasonable efforts to obtain all required Regulatory Approvals and any shareholder approvals, consents or agreements to be able to deliver all of the issued and outstanding T3 Shares on Closing;

(h)

use its commercially reasonable efforts to obtain all required Regulatory Approvals needed by T3 and/or T3 Subsidiary for the Acquisition, the transactions contemplated in this Agreement, and for T3 and T3 Subsidiary becoming part of a publicly listed company as a result of the transactions contemplated herein, which for clarity includes but is not limited to obtaining the approval of any government or private entity that must consent T3 and/or T3 Subsidiary’s acquisition under this Agreement by a publicly listed company such as PT;

(i)	co-operate with any valuator retained to value the T3 Shares;

(j)

comply with the terms hereof and use commercially reasonable efforts to satisfy the conditions precedent set out and to close the Acquisition and related transactions by the Closing Date and in any event no later than the Drop Dead Date or such later date as may be approved in writing by PT and T3;

(k)

from and including the Effective Date through to and including the Time of Closing, except as set out in this Agreement, not issue, nor reach any agreement or understanding with any other party to issue, any securities without the prior written consent of PT, such consent not to be unreasonably withheld; and

(l)

from and including the Effective Date through to and including the Time of Closing, not directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into negotiations with, any person (other than PT), with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof of it, unless such action is necessary to comply with the fiduciary duties of the directors and officers of T3 or this Agreement is terminated in accordance with Section 9.1.

4.2	Given by T3 and the T3 Shareholders —

(a)

Each T3 Shareholder covenants and agrees to enter into a voluntary pooling agreement on the terms and conditions set out in Schedule “G”. Each T3 Shareholder also understand and acknowledge that any PT Shares and/or other securities issued to T3 Shareholders may be subject to certain escrow provisions imposed under Applicable Laws on such PT Shares and other PT securities.

4.3	Given by PT - PT covenants and agrees with the T3 Shareholders and T3 that PT will:

(a)

before the expiry of the Due Diligence Period, permit representatives of T3 and the T3 Shareholders full access during normal business hours to PT’s documents including, without limitation, all of the assets, contracts, financial records and minute books of PT, so as to permit such investigation of PT as T3 and the T3 Shareholders deem reasonably necessary;

(b)

at any time up to the PT Shareholder Meeting, permit Article 2 of this Agreement to be amended in any manner determined necessary by T3 to ensure that the Acquisition is completed in the most tax efficient manner for T3 and the T3 Shareholders, provided that Article 2 of this Agreement will not be amended in a manner that results in a materially adverse change in the quantum of consideration payable by PT;

(c)	use commercially reasonable efforts to obtain, in a timely manner, all necessary shareholder and Regulatory Approvals for the transactions contemplated hereunder;

(d)

prepare the Information Circular (if required), the Listing Statement and Pro Forma Financial Statements with the assistance of T3, file it with the CSE and make such amendments to it as may be required by the CSE as part of the approval process for the transactions contemplated by this Agreement;

(e)

on or before the Drop Dead Date, convene the PT Shareholder Meeting for the purpose of approving the PT Shareholder Approval Matters unless the CSE allows for a written consent resolution approved by at least 50.1% of the PT shareholders;

(f)	recommend that PT shareholders approve the PT Shareholder Approval Matters;

(g)

from and including the Effective Date through to and including the Time of Closing, not carry on any business or activity that is not in the ordinary course, except as contemplated herein, or as previously disclosed by PT in public announcements and filings;

(h)	from and including the Effective Date through to and including the Time of Closing, not directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into negotiations with, any person (other than T3), with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof of it except in furtherance of the Acquisition;

(i)

comply with the terms hereof and faithfully and expeditiously seek to satisfy the conditions precedent set out below and to close the Acquisition and related transactions by the Closing Date and in any event no later than the Drop Dead Date, or such later date as may be approved in writing by PT and T3;

(j)

from and including the Effective Date through to and including the Time of Closing, do all such commercially reasonable acts and things necessary to ensure that all of the representations and warranties of PT remain true and correct and, to the extent commercially reasonable, not do any such act or thing that would render any representation or warranty of PT untrue or incorrect;

(k)	from and including the Effective Date through to and including the Time of Closing, use commercially reasonable efforts to ensure that it remains in good standing under all Applicable Laws;

(l)	use its commercially reasonable efforts to reduce its liabilities to not more than $10,000 on or before the Closing Date (the “Permitted Liabilities”);

(m)	use its commercially reasonable efforts to complete the Concurrent Financing concurrently with or shortly after the Acquisition;

(n)

use its commercially reasonable efforts to obtain all consents, approvals, permits, authorizations or filings as may be required under applicable corporate laws, securities laws, the rules and policies of the CSE and the constating documents of PT for the performance by PT of its obligations under this Agreement prior to the Closing; and

(o)

from and including the Effective Date through to and including the Time of Closing, not directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into negotiations with, any person (other than T3 and the T3 Shareholders), with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof of it, unless such action is necessary to comply with the fiduciary duties of the directors and officers of T3 or this Agreement is terminated in accordance with Section 9.1.

4.4

Given by PT and T3 – PT covenants and agrees with T3 and T3 covenants and agrees with PT that except as contemplated in this Agreement, each shall continue to conduct its respective business and affairs in the ordinary and normal course and agrees not to enter into or terminate any material contracts or transactions or to incur any liabilities, other than in the ordinary course, with respect to its respective business, without first obtaining the prior written consent of PT or T3 as applicable.

5	CONDITIONS PRECEDENT

5.1

In favour of all parties - The respective obligations of the Parties hereto to consummate the transactions contemplated hereby, and in particular the Acquisition, are subject to the satisfaction, on or before the Time of Closing, of the following conditions:

(a)	all of the T3 Shareholders shall be a party to, and bound by, the terms and conditions of this Agreement;

(b)

this Agreement and the transactions contemplated hereby, including, in particular, the PT Shareholder Meeting Matters, shall be approved by the shareholders of PT, if required by the CSE, at the PT Shareholder Meeting or by a written consent resolution of at least 50.1% of the PT Shareholders, to be held on or before the Drop Dead Date;

(c)	this Agreement and the transactions contemplated hereby have been approved by the CSE;

(d)	PT being in a position to close the Concurrent Financing;

(e)	this Agreement and the transactions contemplated hereby, including, in particular, the Acquisition, will have been approved or consented to by the T3 Shareholders, if and to the extent applicable;

(f)	this Agreement and the transactions contemplated hereby have been approved by the board of directors of PT and T3 or such other persons who have authority to approve this Agreement;

(g)

the PT Shares to be issued in connection with the Acquisition will have been approved for issuance by the directors of PT and conditionally accepted for listing by the CSE, subject to PT fulfilling the CSE's listing requirements;

(h)	Name Change– Prior to the Time of Closing, PT shall:

(i)	change its name to “Tower One Wireless Corp.”, or such other name as is acceptable to T3 and applicable regulatory authorities (the “Name Change”); and

(i)

there will not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement, including, without limitation, the Acquisition and all consents, orders and approvals required or necessary or desirable for the completion of the transactions provided for in this Agreement will have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, all on terms satisfactory to PT and T3, acting reasonably;

(j)

All other necessary regulatory approvals with respect to the Acquisition and the Concurrent Financing having been obtained, including but not limited to the approval of the CSE and the other applicable securities regulatory authorities;

(k)

Until Closing, each of the Parties shall notify the other of any significant developments or material change relating to the Party, its business, assets or financial condition, promptly after becoming aware of any such development or change.

The conditions precedent set forth above are for the benefit of each of PT, T3 and the T3 Shareholders and may be waived by PT for itself or T3 for itself and on behalf of each T3 Shareholder for each of themselves, in whole or in part on or before the Time of Closing.

5.2	In favour of PT — PT's obligations under this Agreement are subject to the fulfilment of the following conditions:

(a)	T3 and the T3 Shareholders will have complied in all material respects with all of their respective covenants and agreements contained in this Agreement;

(b)

the representations and warranties of T3 and the T3 Shareholders will be true in all material respects at the Time of Closing as if such representations and warranties had been made by T3 and the T3 Shareholders as of the Time of Closing;

(c)

T3 will have delivered to PT written evidence that T3 has received all the required third party consents to the Acquisition and the transactions contemplated in this Agreement, or T3 will have delivered to PT a written statement representing that no such consent was and is at the Time of Closing required;

(d)

there will not be outstanding at the Time of Closing any warrants or options or any other securities to purchase or securities convertible into T3 Shares, or any other securities of T3, and the cancellation of currently issued and outstanding T3 options, share purchase warrants and any other securities exercisable or convertible into T3 Shares and/or any other security of T3, except for the T3 Shares to be exchanged with PT Shares in accordance with this Agreement;

(e)	T3 and the T3 Shareholders will have delivered to PT the documents described in Section 7.3; and

(f)

except as set out in this Agreement or consented to by PT, there will have been no material transaction out of the ordinary course of business of T3 or the T3 Subsidiary or any Material Adverse Change in the financial condition, assets or liabilities (contingent or otherwise) of T3 or the T3 Subsidiary.

The conditions precedent set forth above are for the exclusive benefit of PT and may be waived by it in whole or in part on or before the Time of Closing.

5.3	In favour of T3 and the T3 Shareholders — T3 and the T3 Shareholders' respective obligations under this Agreement are subject to the fulfilment of the following conditions:

(a)	completion of the Concurrent Financing on the Closing Date;

(b)	the liabilities of PT as at the Closing Date shall not exceed the Permitted Liabilities;

(c)	PT will have complied in all material respects with all of its covenants and agreements contained in this Agreement;

(d)	the representations and warranties of PT will be true in all material respects at the Time of Closing as if such representations and warranties had been made by PT as of the Time of Closing;

(e)	PT will have delivered to T3 and the T3 Shareholders the documents described in Section 7.4;

(f)	immediately prior to Closing there will not be outstanding any securities of PT other than as set out in Schedule “C”;

(g)

from and including the Effective Date through to and including the Time of Closing not issue any securities and not enter into any agreement or understanding with any other party other to issue any securities, without the prior written consent of T3 such consent shall not to be unreasonably withheld;

(h)

from and including the Effective Date through to and including the Time of Closing, not directly or indirectly, solicit, initiate, assist, facilitate, promote or knowingly encourage the initiation of proposals or offers from, entertain or enter into negotiations with, any person (other than T3 and the T3 Shareholders), with respect to any amalgamation, merger, consolidation, arrangement, restructuring, sale of any material assets or part thereof of it;

(i)

from and including the Effective Date through to and including the Time of Closing, to use its reasonable commercial efforts to ensure that its common shares remain listed on the CSE and that it remains in good standing under Applicable Laws; and

(j)

except as set out in this Agreement or consented to by T3, there will have been no material transaction out of the ordinary course of business of PT or any Material Adverse Change in PT's financial condition, assets or liabilities (contingent or otherwise) or prospects.

The conditions precedent set forth above are for the exclusive benefit of T3 and the T3 Shareholders and may be waived by T3 for itself, and on behalf of the T3 Shareholders, in whole or in part on or before the Time of Closing.

6	REPRESENTATIONS AND WARRANTIES

6.1

Concerning PT - In order to induce T3 and the T3 Shareholders to enter into this Agreement and complete their respective obligations hereunder, PT represents and warrants to T3 and the T3 Shareholders that:

(a)

PT is a corporation duly incorporated and validly existing under the laws of British Columbia, Canada and is in good standing with respect to the filing of annual reports, and has the power, authority and capacity to enter into this Agreement and carry out its terms, and to conduct its business as such businesses is now being conducted;

(b)	PT is a “reporting issuer” within the meaning of securities laws in British Columbia, Canada and Ontario, Canada;

(c)

no order ceasing or suspending trading in securities of PT or prohibiting the sale of securities by PT has been issued and no proceedings for this purpose have been instituted, or are pending, or, to the knowledge of PT, after due inquiry, are contemplated or threatened;

(d)	the PT Shares are listed for trading on the CSE, and is not in material default of any requirement contained in its listing agreement with the CSE;

(e)

the execution and delivery of this Agreement and all other related agreements or documents, and the completion of the transactions contemplated hereby, will by Closing have been duly and validly authorized by all necessary corporate acts on the part of PT, and this Agreement constitutes a legal, valid and binding obligation of PT, enforceable in accordance with its terms;

(f)

the authorized share capital of PT consists of an unlimited number of common shares of which as of the date of this Agreement, 6,735,885 PT Shares are issued and outstanding as fully paid and non-assessable shares, subject only to the issuance of additional PT Shares upon exercise of outstanding share purchase warrants and PT Options described in Schedule “C” and PT Shares or other securities of PT issued upon the closing of Concurrent Financing;

(g)

other than as disclosed in writing to T3 or as contemplated by this Agreement, PT does not have any agreements, options or commitments to acquire any shares or securities of any corporation or to acquire or lease any business operations, real property or assets;

(h)

subject to Securities Laws and compliance with the rules and policies of the CSE, PT has the full and lawful right and authority to issue the PT Shares to the T3 Shareholders in connection with the Acquisition and upon completion of the Acquisition, such PT Shares will be validly issued as fully paid and non-assessable common shares in the capital stock of PT free and clear of all Encumbrances;

(i)

neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, the constating documents, director or shareholder resolutions of PT or any agreement or instrument to which PT is a party or by which it or its assets are bound or any order, decree, statute, regulation, covenant or restriction applicable to PT;

(j)

except as qualified by the PT Disclosure Record, PT is the legal and beneficial owner of and has good and marketable title to the properties, business and assets or the interests in the properties, business or assets referred to in the PT Disclosure Record, all material agreements to which PT holds an interest in a property, business or assets are in good standing according to their terms;

(k)

the PT Disclosure Record and all financial, marketing, sales and operational information provided to T3 and the T3 Shareholders do not contain any misrepresentations (as such term is defined in the Securities Laws) and do not omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

(l)

all financial statements filed in the PT Disclosure Record, including the PT Financial Statements, have been prepared in accordance with IFRS, present fairly, in all material respects, the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of PT, as of the date thereof, and there have been no Adverse Material Changes in the financial position of PT since the date thereof and the business of PT has been carried on in the usual and ordinary course consistent with past practice since the date thereof;

(m)

the auditors of PT who audited the financial statements of PT for the period ended December 31, 2015 and who provided their audit report thereon are independent public accountants as required under applicable legislation and there has never been a reportable disagreement (within the meaning of National Instrument 51-102) with the present auditors of PT;

(n)

PT has complied fully in all material respects with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Securities Laws in relation to the issue of its securities;

(o)

PT is in material compliance with all applicable laws, regulations and statutes (including all environmental laws and regulations) in the jurisdictions in which it carries on business and which may materially affect PT, has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non- compliance with any such laws, regulations and statutes, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially affect the business of PT or the business or legal environment under which PT operates;

(p)

PT has filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, or any amounts due and payable to any governmental authority, to the extent that any of the foregoing is due and payable;

(q)

PT does not have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length”, as such term is used in the Income Tax Act (Canada);

(r)

PT shall not take any action which would be expected to result in the delisting or suspension of its common shares on or from the CSE and PT shall comply, in all material respects, with the rules and regulations thereof;

(s)

PT has and will have filed all documents that are required to be filed under the continuous disclosure provisions of the Securities Laws, including annual and interim financial information, press releases disclosing material changes and material change reports;

(t)

PT has not incurred and will not incur any liability for brokers or finder’s fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement other than as provided for herein;

(u)

PT will not incur any liability for payment of severance or other compensation of any kind whatsoever to any directors officers or consultants of PT in connection with completion of the Acquisition or any of the matters contemplated by this Agreement;

(v)	PT’s constating documents are in the form contained in its minute book and no modifications or alterations have been proposed or approved by its shareholders;

(w)

upon their issuance, the PT Shares will be validly issued and outstanding as fully paid and non-assessable securities of PT registered as directed by the T3 Shareholders, free and clear of all liens, charges, escrow conditions or encumbrances of any kind whatsoever other than those imposed by applicable securities laws under the Securities Laws or the CSE;

(x)

upon their issuance, the Concurrent Financing securities will be validly issued and outstanding as fully paid and non-assessable securities of PT, free and clear of liens, charges, escrow conditions or encumbrances, other than imposed by applicable Securities Laws; and

(y)

since December 31, 2015, there has not been any Material Adverse Change of any kind whatsoever to the financial position or condition of PT or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business, assets or listing of PT or the right or capacity of PT to carry on its business; and

(z)

except as disclosed in the PT Disclosure Record, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of PT) pending or, to the knowledge of PT, threatened by or against PT, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and PT is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

6.2	Concerning T3 - In order to induce PT to enter into this Agreement and complete its obligations hereunder, T3 represents and warrants to PT that:

(a)

T3 and the T3 Subsidiary have been duly organized, and are validly existing as corporations under the laws of each of their respective jurisdictions of incorporation and have full corporate power and authority to own each of their respective licenses and assets and conduct each of their respective businesses as now owned and conducted, and have all necessary corporate power to own the assets, licenses or interests presently owned by T3 and the T3 Subsidiary. Neither T3 nor the T3 Subsidiary have engaged in any activities prohibited by law or by either its constating documents.

(b)	the entry into this Agreement does not violate Applicable Laws related to T3, T3 Subsidiary, and/or affecting both or either of their business, operations and assets including the Property;

(c)	T3 has the power, authority and capacity to enter into this Agreement;

(d)	the constating documents of T3 and the T3 Subsidiary as amended to the date hereof, copies of which have been delivered to PT, are complete and accurate;

(e)

T3 and the T3 Subsidiary are each not a “reporting issuer” under Securities Laws in any jurisdiction and there is no published market in respect of the T3 Shares, and the T3 Shares are not are listed or quoted on any stock exchange, quotation or trading system;

(f)

no order ceasing or suspending trading in securities of T3 or prohibiting the sale of securities by T3 has been issued and no proceedings for this purpose have been instituted, or are pending, or, to the knowledge of T3, after due inquiry, are contemplated or threatened;

(g)

the execution and delivery of this Agreement and all other related agreements or documents, and the completion of the transactions contemplated hereby, will by Closing have been duly and validly authorized by all necessary corporate acts on the part of T3, and this Agreement constitutes a legal, valid and binding obligation of T3, enforceable in accordance with its terms;

(h)

the authorized capital of T3 consists of an unlimited number of common shares of which 30,000,000 T3 Shares are duly and validly issued and outstanding as fully paid and non- assessable as at the date hereof. Other than as disclosed in Schedule “E”, there is no other agreement, obligation (contractual or otherwise), right or option, existing or pending pursuant to which T3 is or might be required to issue any further shares or other securities of its capital which would increase or decrease the issued and outstanding share capital of T3;

(i)

to the best of T3's knowledge and other than any power of attorney granted by the T3 Shareholders to Alejandro Ochoa pursuant to Part 12 of this Agreement, there is no shareholders' agreement in force with respect to T3;

(j)	neither T3 nor the T3 Subsidiary has ever declared a dividend;

(k)

except for the T3 Subsidiary, T3 has no and never has had any subsidiaries and neither T3 nor the T3 Subsidiary is a partner or participant in any partnership, joint venture, profit- sharing arrangement or other association of any kind;

(l)	T3 Subsidiary has no and never has had any subsidiaries;

(m)

the authorized capital of the T3 Subsidiary consists of an unlimited number of common shares of which one (1) is duly and validly issued and outstanding as fully paid and non- assessable as at the date hereof. There is no other agreement, obligation (contractual or otherwise), right or option, existing or pending pursuant to which the T3 Subsidiary is or might be required to issue any further shares or other securities of its respective capital;

(n)	no person owns, has or is entitled to any royalty, net profits interest, commission, fee, carried interest or any other Encumbrances or claims of any nature whatsoever which are based on use of the Property or assets of T3 or the T3 Subsidiary or any revenue or rights attributed thereto or any deferred consideration which remains unpaid;

(o)

any and all operations of T3 and the T3 Subsidiary, and to the best of T3’s knowledge, any and all operations by third parties on or in respect of the business of T3 and the T3 Subsidiary, including the Property, have been conducted in accordance with good industry practice and in material compliance with Applicable Laws, except where the failure to so conduct the operations would not have a Material Adverse Effect on T3 or the T3 Subsidiary;

(p)

T3 has made available to PT all documents of title and other material documents and agreements in its possession related to T3’s and T3 Subsidiary’s business and those affecting the title of T3 and the T3 Subsidiary to their assets including the Property;

(q)

other than as contemplated in this Agreement, T3 does not have any agreements, options or commitments to acquire any shares or securities of any corporation or to acquire or lease any business operations, real property or assets;

(r)

no person other than T3 has or will have any agreement, option, understanding or commitment, royalty, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment for the acquisition of an interest in the T3 Subsidiary or the Property;

(s)

T3 and the T3 Subsidiary are duly licensed, registered and qualified, in all material respects, and possess all material certificates, authorizations, permits or license issued by the appropriate regulatory authorities in the jurisdictions necessary to enable their respective business to be carried on as now conducted and to enable their respective property and assets to be owned, leased and operated as they are now, and all such licenses, registrations and qualifications are in good standing, in all material respects and none of such licenses, registrations or qualifications contains any burdensome term, provision, condition or limitation which has or would reasonably be expected to have any Material Adverse Effect on the business of T3 or the T3 Subsidiary, as now conducted;

(t)

T3, after making all due inquiries, does have reason to believe that T3 and the T3 Subsidiary’s has valid and legal title to its Property and to provide its services through its business and using its Property, and holds the same free and clear of any claims by any party.

(u)

except as disclosed herein, there are no adverse, proprietary, possessory or other interests or agreements affecting the Property and no person is entitled to any royalty or other payment in the nature of rent or royalty from the Property or its usage by T3 or the T3 Subsidiary or the resulting company after the Acquisition;

(v)

T3 and T3 Subsidiary, as applicable, are the legal and beneficial owners of their respective assets including the Property and their respective businesses and operations free and clear from any Encumbrances;

(w)	except to the extent that any violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on T3 or the T3 Subsidiary, in respect of T3 and the T3 Subsidiary:

(i)	they have not received any order or directive which relates to any material work, repairs, construction, or capital expenditures on the properties or assets of T3 and the T3 Subsidiary;

(ii)

they are not in violation of any applicable federal, provincial, state, territory, municipal or local laws, regulations, orders, government decrees, approvals, licenses, permits or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

(iii)	they have operated their business at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iv)

there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems, in violation of any Environmental Laws, by T3 or the T3 Subsidiary that have not been remedied;

(x)

neither the execution and delivery of this Agreement, nor the completion of the transactions contemplated hereby will conflict with or result in any breach of any of the terms and provisions of, or constitute a default under, the constating documents, director or shareholder resolutions of T3 or the T3 Subsidiary, or any agreement or instrument to which T3 or the T3 Subsidiary is a party or by which the Property is bound or any order, decree, statute, regulation, covenant or restriction applicable to T3 or the T3 Subsidiary;

(y)

except as disclosed in writing to PT, T3 and the T3 Subsidiary have conducted and are conducting each of their respective businesses in compliance in all material respects with all Applicable Laws of each jurisdiction in which its business is carried on and holds all necessary licences, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable each to carry on their respective businesses as now conducted and their property and assets to be owned, leased and operated, and the same are validly existing and in good standing and none of such licenses, permits, approvals, consents, certificates, registrations and authorizations contain any burdensome term, provision, condition or limitation, which has or would reasonably be expected to have a Material Adverse Effect on the operation of its business as now carried on;

(z)

there is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, or, to the knowledge of T3, pending or threatened against or relating to T3, the T3 Subsidiary or affecting the assets including the Property of T3 which if determined adversely to T3 or the T3 Subsidiary might have or might reasonably be expected to have a Material Adverse Effect on the properties including the Property, business, future prospects or the financial condition of T3 and there is no circumstance, matter or thing known to T3 which might give rise to any such proceeding or to any governmental investigation relative to T3 and there is not outstanding against T3 any judgment, decree, injunction, rule or order of any court, government department, commission, agency or arbitrator;

(aa)	to the knowledge of T3, there is not pending, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort which would:

(i)	in any manner restrain or prevent any of the T3 Shareholders from legally transferring the T3 Shares to PT in accordance with this Agreement;

(ii)	cause an Encumbrance to be attached to the Property, or the T3 Shares or the Escrow Shares;

(iii)	to make T3, the T3 Subsidiary or PT liable for damages in connection with the Acquisition;

(bb)

neither T3 nor the T3 Subsidiary is party to any loan agreement, credit agreement, hypothec agreement or other agreement of the same nature, other than: (i) as previously disclosed in writing to PT; (ii) as contemplated by the terms of this Agreement; or (iii) as may be entered into following the date hereof and disclosed to PT and agreed to by PT, acting reasonably;

(cc)

the Information Circular and the Listing Statement will contain a list of all material contracts, agreements and commitments (whether written or oral) to which either T3 or the T3 Subsidiary is a party, and all of such material contracts, agreements and commitments are in full force and effect and neither T3 nor the T3 Subsidiary is and will not be at Closing, in default under any of such contracts, agreements or commitments, save and except for any breach or default which is not material or which has been waived in writing by the other party to such contract, agreement or commitment;

(dd)

there does not exists any state of facts which after notice or lapse of time, or both, will constitute a material default or breach on the part of T3 under any of the provisions contained in any of the material contracts, commitments or agreements referred to in subsection 6.2(aa) hereof;

(ee)

the corporate records and minute books of T3 and the T3 Subsidiary contain, in all material respects, complete and accurate minutes of all material decisions made at any meeting of the directors, their respective manager(s) and investment committee(s), if any, and their shareholders since their date of incorporation, together with the full text of all resolutions of directors, their respective manager(s) and investment committee(s), if any, and shareholders passed in lieu of such meetings, duly signed;

(ff)	there is no pending disagreement between T3 and its auditors which could materially affect the financial situation of T3;

(gg)

since June 30, 2016, other than as disclosed in writing to PT prior to the date hereof, there has not been any Material Adverse Change in the condition or operation of T3 or the T3 Subsidiary or in their respective assets, liabilities or financial condition;

(hh)

neither T3 nor the T3 Subsidiary is in default or breach of its obligations under any material contracts to which it is a party and to the knowledge of T3, there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach, and all such material contracts are now in good standing and in full force and effect without amendment thereto and T3 and the T3 Subsidiary are entitled to all benefits thereunder. Further, there are no outstanding material disputes under any such contracts and no Regulatory Approvals, releases, or waivers are necessary under such contracts with regard to the transactions described in this Agreement. T3 is not aware of any other party having an intention to terminate, either by notice or breach, any material contract made with T3 or made with the T3 Subsidiary;

(ii)	neither T3 nor the T3 Subsidiary is a party to any material contract except as described in Schedule “E”;

(jj)

both T3 and the T3 Subsidiary have filed with appropriate taxation authorities, federal, state, provincial and local, all returns, reports and declarations which are required to be filed by it and has paid all taxes which have become due and no taxing authority is asserting or has, to the knowledge of T3, threatened to assert, or has any basis for asserting against T3 or the T3 Subsidiary any claim for additional taxes or interest thereon or penalty;

(kk)

the T3 Financial Statements, when available, will be based on the books and records of T3 and the T3 Subsidiary, which are true and correct in every material respect, and will fairly present the assets and liabilities of T3 and the T3 Subsidiary, and the financial condition of T3 and the T3 Subsidiary at the date thereof and the results of the operations for such periods, in accordance with IFRS;

(ll)

neither T3 nor the T3 Subsidiary have any indebtedness, liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) other than as previously disclosed in writing to PT, except for those incurred in the ordinary course of business and those incurred in connection with the transactions contemplated by this Agreement;

(mm)	neither T3 nor the T3 Subsidiary have or have ever had any employees and neither is a party to any written or verbal contracts of employment, whether contracts for service or management agreements;

(nn)

neither T3 nor the T3 Subsidiary have any obligations or liabilities to pay any amount to its officers, directors or employees relating to salary and directors' fees in the ordinary course, including but not limited to the obligations of T3 or the T3 Subsidiary to officers, directors or employees for severance, retention, termination or bonus payments as a result of the Acquisition;

(oo)

T3 has withheld from each payment to its officers, directors, employees and shareholders the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper receiving officer within the time required under applicable legislation;

(pp)

no unfair labour practice complaint against T3 is pending before any labour relations board or similar governmental tribunal or agency and no such complaint has been filed since the incorporation of T3, and no notice has been received by T3 of any complaints filed by any employees against T3 claiming that T3 has violated any employee or human rights or similar legislation in any jurisdiction in which the business of T3 is conducted, and no such complaint has been filed since the incorporation of T3; and

(qq)

neither T3 nor the T3 Subsidiary have, with respect to each of its businesses, assets including the Property, and operations, at any time received any written notice, written notice of default, order, summons, or notice of judgment or commencement of proceedings related to any material breach, liability or remedial action (or alleged material breach, liability or remedial action) arising under Environmental Laws, and neither T3 nor the T3 Subsidiary have with respect to such businesses, assets including the Property, and operations, at any time given any written undertakings with respect to remedying any breach of, or liability under, Environmental Laws that have not been duly performed. No hazardous substances have been used in the operation of T3’s or T3 Subsidiary's business except those hazardous substances used in the ordinary course of T3’s or T3 Subsidiary's business, and, to T3's knowledge, there has been no release of any such substances in the operation of its business in contravention or violation of any Applicable Laws.

6.3

Concerning the T3 Shareholders - In order to induce PT to enter into this Agreement and complete its obligations hereunder, each of the T3 Shareholders severally (as opposed to jointly) represents and warrants to PT solely with respect to itself that:

(a)

the T3 Shareholder is the legal and beneficial owner of the T3 Shares registered in its name as set out in Schedule “A”, with the exception of shares registered in a brokerage or other custodial account, in which case the T3 Shareholder is a the sole beneficial holder of such T3 Shares free and clear of any Encumbrances;

(b)

the T3 Shareholder has the complete and unrestricted right, power and authority to transfer legal and beneficial title in and to its T3 Shares to PT, free and clear of all liens, claims, charges and Encumbrances whatsoever;

(c)	the T3 Shareholder has not granted to anyone any option or right to acquire any of its T3 Shares;

(d)	if a corporation, the T3 Shareholder has taken all necessary corporate action to permit and authorize the sale of its T3 Shares to PT;

(e)

neither the execution and delivery of this Agreement or any other agreements and instruments executed in connection with the Acquisition by the T3 Shareholder nor the performance by the T3 Shareholder of its obligations thereunder will conflict with or result in:

(i)

a violation, contravention or breach by the T3 Shareholder of any of the terms, conditions or provisions of any agreement or instrument to which it is a party, or by which it is bound or constitute a default by it thereunder, or, to the knowledge of the T3 Shareholder, after due inquiry, under any statute, regulation, judgment, decree or law by which it is subject or bound, or result in the creation or imposition of any mortgage, lien, charge or Encumbrance of any nature whatsoever upon the T3 shares it holds; or

(ii)

a violation by the T3 Shareholder of any law or regulation or any applicable order of any court, arbitrator or governmental authority having jurisdiction over it, or require the T3 Shareholder, prior to the Closing or as a condition precedent thereof, to make any governmental or regulatory filings, obtain any consent, authorization, approval, clearance or other action by any person or entity or await the expiration of any applicable waiting period;

(f)

this Agreement constitutes a valid and binding obligation of the T3 Shareholder enforceable against the T3 Shareholder in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of a court of competent jurisdiction from which they are sought;

(g)

there is not pending or, to the knowledge of the T3 Shareholder, after due inquiry, threatened or contemplated, any suit, action, legal proceeding, litigation or governmental investigation of any sort which would:

(i)	in any manner restrain or prevent the T3 Shareholder from legally transferring the T3 Shares held by it to PT in accordance with this Agreement;

(ii)	cause any Encumbrance to be attached to the T3 Shares held by it;

(iii)	affect title to the T3 Shares held by it; or

(iv)	make PT or T3 liable for damages in connection with the Acquisition;

(h)

the T3 Shareholder acknowledges and agrees to be bound by any restrictions on the resale of the PT Shares, including any escrow provisions set forth in Schedule “G”, issued to it on the completion of this Agreement that may be imposed by Applicable Laws, as contemplated by this Agreement, and the CSE;

(i)	the T3 Shareholder has been advised to obtain independent legal advice prior to entering into this Agreement, and has either obtained or waived its right to obtain such independent legal advice;

(j)

the offer to purchase the T3 Shareholder's T3 Shares by payment of the PT Shares being exchanged therefor was not made to the T3 Shareholder when either the T3 Shareholder or any beneficial purchaser for whom it is acting, if applicable, was in the United States and the individuals executing and delivering this Agreement on behalf of the T3 Shareholder or any beneficial purchaser for whom it is acting, if applicable, were not in the United States when this Agreement was executed and delivered;

(k)

the T3 Shareholder is not a U.S. Person, as defined under applicable United States securities laws, and is not purchasing the applicable PT Shares for the account or benefit of a U.S. Person or a person in the United States;

(l)

the information concerning T3, the T3 Subsidiary and the T3 Shareholders set forth in the Information Circular will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that was necessary to make a statement herein not misleading in light of the circumstances in which it was to be made, and such information in the Information Circular will when finalized with input from each of PT, T3 and the T3 Shareholders constitute full, true and plain disclosure of all material facts relating to T3, the T3 Subsidiary and the T3 Shareholders therein.

6.4

Survival — The representations and warranties made by the parties under this Part 6 are true and correct as of the Effective Date and will be true and correct at the Time of Closing as though they were made at that time, and should such not be the case, the parties to whom the representations and warranties were made shall be entitled, for a period of two years following the Closing, to seek remedy against that party for any such misrepresentation or breach of warranty. After the expiration of such two-year period, no party shall have any further liability with respect to any breach of any representation or warranty contained herein, except for those alleged breaches for which notice has been given prior to the end of such two-year period.

6.5

No limit on rights — The parties jointly and severally acknowledge and agree, each with the other, that a party's investigations shall in no way limit or otherwise adversely affect that party's rights under the representations and warranties given to it by any other party under this Agreement.

6.6	Limitations on Representations and Warranties — The parties shall not be deemed to have made any representation or warranty other than as expressly made in this Agreement.

7	CLOSING

7.1	Closing Date - The Closing shall take place at the Time of Closing on the Closing Date, or such other time, date or place as the parties may mutually agree upon.

7.2	Location of Closing — The Closing shall take place at the offices of AFG Law LLP (“AFG”), Suite 605-815 Hornby St., Vancouver, BC, Canada or such other place that PT and T3 may mutually agree upon.

7.3	Deliveries by T3 and the T3 Shareholders - At the Closing, T3 and the T3 Shareholders shall deliver to PT the following documents:

(a)

a certified true copy of the resolutions of the directors evidencing that the board of directors of T3 have approved this Agreement and all of the transactions of T3 and the T3 Shareholders contemplated hereunder, which resolutions will include specific reference to:

(i)

the sale and transfer of the T3 Shares from the T3 Shareholders to PT as provided for in this Agreement and the exchange of each outstanding convertible security of T3, if any, for an equivalent convertible security of PT, subject to adjustment (as to the number of PT Shares and the exercise price) in accordance with the Share Exchange Ratio;

(ii)	the cancellation of the certificates and any uncertificated shares (the “Old T3 Share Certificates”) representing the T3 Shares held by the T3 Shareholders; and

(iii)	the issuance of a new certificate (the “New T3 Share Certificate”) representing the T3 Shares registered in the name of PT;

(b)	the Old T3 Share Certificates, accompanied by a duly executed stock power of attorney, or alternatively, with the form of transfer on the reverse duly executed for transfer;

(c)	the New T3 Share Certificate;

(d)	copies of the Consideration Milestone Escrow Agreement and the Escrow Agreement executed by applicable T3 Shareholders;

(e)	an opinion letter from Colombian counsel for T3 dated as of the Closing Date, in a form acceptable to PT and its counsel, acting reasonably;

(f)

a certificate signed by two directors or officers of T3 confirming that the representations and warranties of T3 contained in this Agreement are true and correct in every respect as of the Time of Closing on the Closing Date, that T3 has complied with all covenants which must be complied with prior to Closing and that all conditions precedent in favour of T3 have been either fulfilled or are being waived by T3;

(g)

if the parties settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other Closing documents as are listed on that closing agenda as closing documents to be delivered by T3;

(h)

if the parties choose not to or are unable to settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other materials that are, in the opinion of PT acting reasonably, required to be delivered by the T3 Shareholders and by T3 in order for them to meet their obligations under this Agreement; and

(i)	duly executed copies of all Regulatory Approvals and any other approvals required by this Agreement to be obtained by T3 and/or T3 Shareholders, in form and substance reasonably satisfactory to PT.

7.4	Deliveries by PT - At the Time of Closing on the Closing Date, PT shall deliver to T3 and the T3 Shareholders:

(a)

certified true copies of the resolutions of the directors of PT evidencing the approval of this Agreement and all of the transactions of PT contemplated hereunder, which resolutions will include, inter alia, specific reference to:

(i)	the Acquisition and the Concurrent Financing;

(ii)	the resignation and appointment of officers and directors described in Section 3.1 of this Agreement; and

(b)	a certified true copy of the resolutions of its shareholders evidencing the approval of the PT Shareholder Approval Matters;

(c)	copies of the Consideration Milestone Escrow Agreement and the Escrow Agreement executed by PT;

(d)	evidence of the CSE conditional approval of the Acquisition, the Name Change, and the Concurrent Financing;

(e)	a certificate signed by two directors or officers of PT confirming that PT is in a position to close the Concurrent Financing;

(f)

certificates or other evidence, which may be a signed treasury order sent to PT’s transfer agent, representing the PT Consideration Shares other than those PT Consideration Shares which are to be held by the Escrow Agent, registered (or in the case of a treasury order to be issued for registration) in the respective names of the T3 Shareholders;

(g)

a letter from the Escrow Agent, confirming that the PT Consideration Shares that are not eligible for release at Closing are being held by it pursuant to the Consideration Milestone Escrow Agreement and the Escrow Agreement;

(h)

a certificate signed by two directors or officers of PT confirming that the representations and warranties of PT contained in this Agreement are true and correct in every respect as of the Time of Closing on the Closing Date, that PT has complied with all covenants which must be complied with prior to Closing and that all conditions precedent in favour of PT have been either fulfilled or are being waived by PT; and

(i)

if the parties settle on a mutually acceptable form of closing agenda prior to the Time of Closing, then such other Closing documents as are listed on that closing agenda as closing documents to be delivered by PT.

8	ORDINARY COURSE

8.1

Except as contemplated herein or as agreed to in writing by T3 and PT, until the Closing, neither T3 nor PT shall, without the prior written consent of the other party, enter into any contract in respect of its business or assets (which includes in T3’s case the Property), other than in the ordinary course of business, and each party shall continue to carry on its business and maintain its assets (which includes in T3’s case the Property) in the ordinary course of business, with the exception of reasonable costs incurred in connection with the Acquisition and the Concurrent Financing, and, without limitation, but subject to the above exceptions, shall maintain payables and other liabilities at levels consistent with past practice, shall not engage in any extraordinary material transactions and shall make no distributions, dividends or special bonuses, shall not repay any shareholders' loans, or enter into or renegotiate any employment or consulting agreement with any senior officer, in each case without the prior written consent of the other.

9	TERMINATION

9.1

Termination — This Agreement may, prior to the Time of Closing, be terminated by mutual agreement of PT and T3, without further action on the part of the shareholders of PT or T3. This Agreement shall also terminate without further notice or agreement on the day (the “Termination Date”) on which the earliest of the following events occurs:

(a)

any applicable regulatory authority, including the CSE, having notified in writing any of the parties that it will not permit the Acquisition to proceed and all recourse or rights of appeal have been exhausted;

(b)	by PT on or before the end of the Due Diligence Period, upon written notice to T3, if PT is not satisfied, in its sole discretion, with the results of its due diligence review of T3;

(c)	upon written notice by PT if, at any time, there occurs a Material Adverse Change in the business, affairs or prospects of T3 prior to the Time of Closing;

(d)	the Acquisition is not approved by the shareholders of PT prior to the Closing Date;

(e)	by T3 on or before the end of the Due Diligence Period, upon written notice to PT, if T3 is not satisfied, in its sole discretion, with the results of its due diligence review of PT;

(f)	upon written notice by T3 if, at any time, there occurs a Material Adverse Change in the business, affairs or prospects of PT prior to the Time of Closing;

(g)	any conditions precedent set out in Sections 5.1, 5.2, and 5.3 hereof are not satisfied or waived on or before the Closing Date or such earlier date indicated therein; or

(h)	the Closing has not occurred on or before the Drop Dead Date, or such later date as may be approved in writing by PT and T3.

9.2

Effect of Termination – Upon termination of this Agreement, the Parties shall have no further obligations to each other, other than in respect of the provisions of Part 11 and Sections 15.5 and 14.5 which shall survive the termination.

10	STANDSTILL AGREEMENT

10.1

Standstill – From the date of the acceptance of this Agreement until completion of the transactions contemplated herein or the earlier termination hereof, T3 and PT will not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with, or provide information relating to its securities, business, operations, affairs or financial condition to any persons in connection with the acquisition or distribution of any securities of T3 or PT, or any amalgamation, merger, consolidation, arrangement, restructuring, refinancing, sale of any material assets of T3 or PT, unless such action, matter or transaction is part of the transactions contemplated in this Agreement or is satisfactory to, and is approved in writing in advance by the other party hereto (with such approval not being unreasonably withheld or delayed) or is necessary to carry on the normal course of business or is necessary to comply with the fiduciary duties of the directors and officers of T3 or PT.

10.2

Break Fee – In the event that this Agreement is terminated by PT, except by mutual agreement or as contemplated by Section 9.1 herein, then PT shall pay to T3, within twenty (20) business days following the date of termination, the sum of $50,000 (the “Break Fee”). Similarly, in the event that this Agreement is terminated by T3 or the T3 Shareholders, except by mutual agreement or as contemplated by Section 9.1 herein, then T3 shall pay to PT within twenty (20) Business Days following the date of termination, an amount equal to the Break Fee.

11	PUBLIC DISCLOSURE

11.1

Disclosure - No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein will be made by any party without the prior written agreement of the other parties as to timing, content and method, provided that the obligations herein will not prevent any party from making, after consultation with the other parties or as to matters already consulted with the other parties, such disclosure as its counsel advises is required by applicable laws or the rules and policies of the CSE or as is required to carry out the transactions contemplated in this Agreement or the obligations of any of the parties hereto. The

Parties hereby agree to coordinate making public disclosure with respect to the Acquisition as soon as possible after the execution by the Parties of this Agreement. If any Party is required by Applicable Law to make a public announcement with respect to the Acquisition and the transactions contemplated herein, such Party will provide as much notice to the other Party as soon as reasonably possible, including the proposed text of the announcement.

11.2

Confidentiality - Except with the prior written consent of the other parties, each of the parties and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party concerning any of PT, T3 or the T3 Shareholders in strictest confidence and such information shall be used only for the purposes of completing the Acquisition and will not be disclosed by the recipients thereof, except such information and documents available to the public other than through a breach of the confidentiality provisions of this Agreement or as are required to be disclosed by Applicable Laws. All such information in written or electronic form and documents will be promptly returned to the party originally delivering them in the event that the transactions provided for in this Agreement are not completed and in the case of electronic information be destroyed unless prohibited by Applicable Laws.

11.3

Personal Information - Each of the T3 Shareholders hereby consents to the disclosure of his or her personal information in connection with the Acquisition and acknowledges and consents to the fact that T3 and PT are collecting the personal information (as that term is defined under applicable privacy legislation, including the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect in Canada from time to time) of the T3 Shareholder for the purposes of completing this Agreement and the transactions contemplated hereby. Each T3 Shareholder acknowledges and consents to T3 and PT retaining such personal information for as long as permitted or required by Applicable Laws or reasonable business practices. Each T3 Shareholder further acknowledges and consents to the fact that T3 and PT may be required by Applicable Laws or the rules and policies of the CSE to provide regulatory authorities with any personal information provided by each T3 Shareholder in this Agreement and each T3 Shareholder further consents to the public disclosure of such information by electronic filing or by any other means.

12	POWER OF ATTORNEY

12.1

Any T3 Shareholder who cannot personally or, in the case such a shareholder is a non-individual who cannot through its representative, undertake its obligations under this Agreement shall hereby nominate, constitute and appoint without the need for any further action Alejandro Ochoa as such shareholder’s true and lawful attorney-in-fact and agent (the “T3 Shareholder Attorney”), with full power of substitution and re-substitution, and in such shareholder’s name, place and stead, to execute any and all documents, instruments and agreements relating to the Acquisition or this Agreement, including, without limitation, approving any amendment to this Agreement and executing duly executed stock powers of attorney authorizing the transfer to PT of T3 Shares held by each respective T3 Shareholder, with full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as each of the undersigned T3 Shareholders might or could do in person, and each of the undersigned T3 Shareholders hereby ratifies and agrees to ratify and confirm all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

13	Exemptions from Registration Requirements of U.S. Securities Laws

13.1

The Parties hereto intend for the issuances and exchanges of shares contemplated hereby to be exempt from the registration requirements of any applicable United States federal and state securities laws and, accordingly, each agrees to take such further commercially reasonable actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request with regards to ensuring the availability of and maintaining such exemptions. The PT Shares to be issued to the T3 Shareholders that are outside the United States will be issued in “offshore transactions” (as such term is defined in Regulation S under the U.S. Securities Act) in reliance on Regulation S under the U.S. Securities Act, and the PT Shares to be issued to the T3 Shareholders that are in the United States will be issued to Accredited Investors in reliance on Rule 506(b) of Regulation D under the U.S. Securities Act. Each T3 Shareholder that is in the United States will be required to sign and deliver a certificate in the form attached hereto as Schedule “H” in order to make the necessary representations and warranties to confirm the availability of this exemption from registration under the U.S. Securities Act prior to receipt of the PT Shares. Each T3 Shareholder that does not sign and deliver such certificate will be deemed to be representing and warranting that such T3 Shareholder is not in the United States. The PT Shares to be issued to the T3 Shareholders in the United States in connection with the Amalgamation will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act. Each certificate representing such PT Shares issued to holders in the United States will bear a legend in substantially the form that follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE U.S. SECURITIES ACT. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.”

14	INDEMNIFICATION

14.1

PT agrees to indemnify and save harmless T3, and T3 similarly agrees to indemnify and save harmless PT, from and against all losses, claims, actions, causes of action and liabilities, including legal fees and disbursements, of any and all nature whatsoever, which the other may suffer, sustain or incur or which may be brought, made or asserted against the other as the result of any inaccuracy in any representation and warranty made in this Agreement by the indemnifying party, or which may be suffered or incurred as a result of, in respect of or arising out of any non- fulfillment of any covenant or agreement on the part of such indemnifying party, subject to the following limitations:

(a)

there shall be no obligation to indemnify in respect of a claim not made in writing within either (i) the two year survival period; or (ii) the period of 180 days from the date upon which the party claiming the indemnity first learned of the facts giving rise to the claim;

(b)

none of the T3 Shareholders or T3 shall be considered to be in breach of any representation or warranty concerning the assets or liabilities of T3 by reason of an inaccuracy in aggregate assets or aggregate liabilities which occurs in good faith and does not exceed $20,000; and

(c)

PT shall not be considered to be in breach of any representation and warranty concerning the assets or liabilities of PT by reason of an inaccuracy in aggregate assets or aggregate liabilities, which occurs in good faith and does not exceed $20,000.

15	GENERAL

15.1

Time - Time shall be of the essence of this Agreement and any waiver by the parties of this paragraph or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

15.2

Entire agreement - This Agreement and the agreements sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect to the matters herein, including the LOI, as amended, and there are no oral or written agreements, promises, warranties, terms, conditions, representations or collateral agreements whatsoever, express or implied, other than those contained in this Agreement.

15.3	Independent Legal Advice –

15.4

Each of the parties to this Agreement acknowledges and agrees that AFG has acted as legal counsel to PT only, and that Miller Thomson LLP (“MT”) has acted as legal counsel to T3 only, and, and not to any other party to this Agreement, and that MT has not been engaged to protect the rights and interests of any of the other parties, meaning the individual T3 Shareholders. Each of the T3 Shareholders acknowledges and agrees that PT, T3, the other T3 Shareholders, AFG and MT have given them adequate opportunity to seek, and have recommended that they seek and obtain, independent legal and taxation advice with respect to the subject matter of this Agreement and for the purpose of ensuring their rights and interests are protected. Each of the T3 Shareholders represents and warrants to PT, T3, AFG and MT that they have sought independent legal and taxation advice or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such independent legal and taxation advice.

15.5

Further assurances - The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the others in order that the full intent and meaning of this Agreement is carried out. The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing of this Agreement, shall survive the Closing of this Agreement.

15.6

Expenses – Each of the Parties agrees that, whether or not the Transaction is consummated, each will pay its own and its representatives’ fees and expenses, including any fees for advice or opinions incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and any other agreements, documents, opinions or evaluations contemplated hereby, and in connection with the Acquisition and the transactions contemplated herein, subject to the Expense Reimbursement, if applicable.

15.7

Amendments - No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

15.8

Notices - Any notice, request, demand, election and other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, e-mail or by fax to the parties at their following respective addresses:

To:	T3 or the T3 Shareholders:

1060 Brickell Ave Suite 2501 Miami FL 33131

Attention:	Alejandro Ochoa
Phone:	(Colombia) +57-300-710-7169
(USA) +1-786-280-2160
Email:	a.ochoa@towerthreewireless.com

with a copy to :

Miller Thomson LLP 1000 – 840 Howe St. Vancouver BC Attention : Gregory Smith email : gsmith@millerthomson.com

To:	PT:

500-666 Burrard Street Vancouver, BC V6C3P6

Attention:	Brian Gusko
Email:	brian@howeandbayfinancial.com

with a copy to :

AFG Law LLP 605 – 815 Hornby St. Vancouver BC Attention : Nick Ayling email : nick@afgllp.com or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and the party sending such notice should request acknowledgment of delivery and the party receiving such notice should provide such acknowledgment. Notwithstanding whether or not a request for acknowledgment has been made or replied to, whether or not delivery has occurred will be a question of fact. If a party can prove that delivery was made as provided for above, then it will constitute delivery for the purposes of this Agreement whether or not the receiving party acknowledged receipt after the following times have elapsed

(i)	Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered;

(ii)

on the day of faxing or sending by other means of recorded electronic communication, if faxed or sent prior to 4:30 p.m. on a business day, and otherwise such communication shall be deemed to have been given and made and to have been received on the next following business day; and

(iii)	E-mail notification is deemed to have been received when sent.

15.9	Assignment - This Agreement may not be assigned by any Party hereto without the prior written consent of all of the Parties hereto.

15.10

Governing law - This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia, Canada and the federal laws of Canada applicable therein, without giving effect to any rule or principle of the conflict of laws that would apply the laws of any other jurisdiction, and the parties hereto hereby attorn to the non-exclusive jurisdiction of the Courts of British Columbia in respect of any action relating to this Agreement or the transactions contemplated hereby, provided that nothing in this Agreement shall prevent either Party from seeking injunctive relief in the courts of any competent jurisdiction.

15.11

Severability - If any provision (or parts thereof) contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

15.12	Enurement — This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, trustees, representatives, heirs and executors.

15.13

Counterparts - This Agreement may be signed electronically and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. This Agreement may be delivered by email.

(the remainder of this page is blank)

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date first above written.

PACIFIC THERAPEUTICS LTD.

Per:	X
Authorized Signatory

TOWER THREE SAS

Per:	/s/ Alejandro Ochoa
Authorized Signatory

And by the following T3 Shareholders:

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
/s/ Camila Ochoa	)	/s/ Alejandro Ochoa
Witness	)	Alejandro Ochoa

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
X	)	/s/ Fabio Alexander Vasquez
Witness	)	Fabio Alexander Vasquez

FOREMOST CAPITAL INC.

Per:	/s/ Yari Nieken
Authorized Signatory

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
	)	/s/ Yari Nieken
Witness	)	Yari Nieken

SCHEDULE “A”

Holders of T3 Shares

			# of PT
Registered Name	Shares Owned	% Ownership	Consideration
			Shares
Alejandro Ochoa	12,000,000	40%	12,000,000
Fabio Alexander Vasquez	12,000,000	40%	12,000,000*
Foremost Capital	3,000,000	10%	3,000,000
Yari Nieken	3,000,000	10%	3,000,000
Totals	30,000,000	100.00%	30,000,000

*	to be issued to Executive Investment Partners Inc., a corporation controlled by Fabio Alexander Vasquez

SCHEDULE “B”

Description of T3 Property

Tower 1:BAR0460 ALTOS DE SEVILLA

Location: SOLEDAD, Colombia

Status: Construction

Carrier: TIGO

Terms of Lease: 13 years

Tower 2: VAL0118, RINCON DE ZIRUMA II

Location: VALLEDUPAR, Colombia

Status: Construction

Carrier: TIGO

Terms of Lease: 13 years

Tower 3: VAL0109 Mayales II

Location: VALLEDUPAR, Colombia

Status: Construction

Carrier: TIGO

Terms of Lease: 13 years

Tower 4: VAL0113 Don Alberto II

Location: VALLEDUPAR, Colombia

Status: Construction

Carrier: TIGO

Term of Lease: 13 years

Tower 5: VAL0117 El Paramo II

Location: VALLEDUPAR, Colombia

Status: Construction

Carrier: TIGO

Terms of Lease: 13 years

Tower 6: COR0160 Chinu – Santo Domingo

Location: Chinu, Colombia

Status: Construction

Carrier: TIGO

Terms of Lease: 13 years

Tower 7: BOG1671 BOG_ISABEL_PERDOMO

Location: BOGOTA, Colombia

Status: Construction

Carrier: TIGO

Terms of Lease: 13 years

Agreement With Public Lighting

SCHEDULE “C”

Issued & Outstanding Securities of PT

Class of Securities	Authorized	Number Outstanding
Class A Common Shares without par value	Unlimited	6,735,885
Class B Series I Common Shares without par value	1,500,000	nil
Class B Series II Common Shares without par value	1,500,000	nil
Stock options*	nil	13,333
Warrants**	nil	368,333

Fully Diluted Share Capital		7,117,551

*	exercisable at $3.00 per share until November 5, 2016
**	exercisable at $3.00 per share until October 28, 2019

SCHEDULE “D”

Issued Securities of T3

Registered Name	Shares Owned	% Ownership
Alejandro Ochoa	12,000,000	40%
Fabio Alexander Vasquez	12,000,000	40%
Foremost Capital	3,000,000	10%
Yari Nieken	3,000,000	10%
Total	30,000,000	100.00%

SCHEDULE “E”

Material Contracts of T3

1. Tower Rental Contract with Colombia Movil S.A. E.S.P. (Sitio No. VAL0109)

2. Tower Rental Contract with Colombia Movil S.A. E.S.P. (Sitio No. VAL0113)

3. Tower Rental Contract with Colombia Movil S.A. E.S.P. (Sitio No. VAL0118)

4. Tower Rental Contract with Colombia Movil S.A. E.S.P. (Sitio No. VAL0117)

5. Tower Rental Contract with Colombia Movil S.A. E.S.P. (Sitio No. BAR0460)

6. Consulting agreement between T3 and Octavio De La Espriella

7. Consulting agreement between T3 and Miguel Caballos

SCHEDULE “F”

Consolidated Financial Statements for T3

TOWER THREE SAS

FINANCIAL STATEMENTS

December 31, 2015

(Expressed in Canadian Dollars)

TOWER THREE SAS
STATEMENT OF FINANCIAL POSITION
(Expressed in Canadian Dollars)

		December 31,
	Notes	2015
ASSETS
Current
Due from related parties	5	$4,300
		$4,300
LIABILITIES
Current
Due to related party	5	$21,151
		21,151
SHAREHOLDERS’ DEFICIENCY
Share capital	6	4,300
Deficit		(21,151)
		(16,851)
		$4,300

Nature and continuance of operations (Note 1)
Commitment (Note 10)
Subsequent events (Note 11)

Approved on behalf of the Board of Directors;

“Name”	“Name”

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

TOWER THREE SAS
STATEMENT OF LOSS AND COMPREHENSIVE LOSS
(Expressed in Canadian Dollars)

For the period from
incorporation on
December 30, 2015 to
December 31, 2015
Expenses
Legal fees	$21,151

Loss and comprehensive loss	$(21,151)

Basic and diluted loss per share	$(2.12)

Weighted average number of common shares outstanding	10,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

TOWER THREE SAS
STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)

For the period from
Incorporation on
December 30, 2015 to
December 31, 2015

Loss for the period	$(21,151)

Changes in non-cash working capital item related to operations:
Due to related parties	21,151

Cash used in operating activities	-

Decrease in cash during the period	-

Cash, beginning of the period	-

Cash, end of the period	$-

Supplemental disclosure of cash flow information:
Non-cash transactions
Shares issued on incorporation	$4,300

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

TOWER THREE SAS
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY
For the period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

	Number	Share
	of Shares	Capital	Deficit	Total

Balance, December 30, 2015	-	$-	$-	$-

Shares issued on incorporation	10,000	4,300	-	4,300

Loss for the period	-	-	(21,151)	-

Balance, December 31, 2015	10,000	$4,300	$(21,151)	$4,300

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

TOWER THREE SAS
Notes to the Financial Statements
Period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

1. NATURE AND CONTINUANCE OF OPERATIONS

Tower Three SAS (“Tower Three” or “the Company”) was incorporated on December 30, 2015 under the Business Corporation Act of Colombia. The head office of the Company is located at Carrera 8A #99-22 Unit 903, Bogota, Colombia.

Tower Three has secured 4G LTE cellular tower development contracts in Colombia. The Company focuses primarily on building towers in municipalities where there currently is very limited or no cellular coverage, which enhances the probability of multiple carriers sharing the tower and minimizes competitive risk.

These financial statements have been prepared on a going concern basis, which contemplates continuity of operations and the realization of assets and settlement of liabilities in the ordinary course of business. The continued operations of the Company are dependent on its ability to generate future cash flows or obtain additional financing. Management is of the opinion that sufficient working capital needs to be obtained from external financing to meet the Company’s liabilities and commitments as they become due. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern. These conditions indicate the existence of a material uncertainty that may cast significant doubt on the Company’s ability to continue as a going concern.

2. STATEMENT OF COMPLIANCE AND BASIS OF PRESENTATION

(a) Statement of Compliance

These financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and the interpretations of the International Financial Reporting Interpretations Committee (IFRIC”).

These financial statements were approved and authorized for issue by the Board of Directors on October 5, 2016

(b) Basis of Presentation

These financial statements were prepared on a historical cost basis, except for financial instruments classified as fair value through profit or loss. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information. The financial statements are presented in Canadian dollars. The Company’s functional currency is the Colombian Peso.

(c) Use of Estimates and Judgements

The preparation of these financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the period. These estimates are, by their nature, uncertain. The impact of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the reporting date that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

a) the recognition and recoverability of the Company’s deferred tax assets

TOWER THREE SAS
Notes to the Financial Statements
Period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these financial statements:

Foreign exchange

The functional currency of an entity is the currency of the primary economic environment in which the entity operates. The presentation currency is the Canadian dollar and the functional currency of the Company is the Colombia Peso (“COP”). The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21, The Effects of Changes in Foreign Exchange Rates.

Transactions in currencies other than the Colombian Peso are recorded at exchange rates prevailing on the dates of the transactions. On the translation from the functional currency of COP to Canadian dollars, revenue and expense items are translated at average rates of exchange where there is a reasonable approximation of the exchange rate at the dates of the transactions. Statement of financial position items are translated at closing exchange rates at the reporting date. Exchange differences on the re-translation at closing rates together with the difference between the revenue and expenses translated at average and closing rates are recorded in the currency translation reserve in shareholders’ deficiency.

Income taxes

Income tax expense comprises current and deferred tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity. Current tax expense is the expected tax payable on taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax is recorded for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Temporary differences are not provided for relating to goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting or taxable loss, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the statement of financial position date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered the deferred tax asset is not set up.

Loss per share

Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common shareholders by the weighted average number of shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding stock options and warrants were exercised and that proceeds from such exercises were used to acquire common stock at the average market price during the reporting periods. For the periods presented, the calculations proved to be anti-dilutive.

Impairment

Non-financial assets are tested for impairment whenever events or changes in circumstances indicate that an asset’s carrying amount may be less than its recoverable amount. Management uses judgment to estimate these inputs and any changes to these inputs could have a material impact on the impairment calculation. For impairment testing, non-financial assets that do not generate independent cash flows are

TOWER THREE SAS
Notes to the Financial Statements
Period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

grouped together into cash-generating units (CGUs), which represent the levels at which largely independent cash flows are generated. An impairment loss is recognized in earnings to the extent that the carrying value of an asset, CGU or group of CGU’s exceeds its estimated recoverable amount. The recoverable amount of an asset, CGU or group of CGU’s is the greater of its value in use and its fair value less cost to sell. Value in use is calculated as the present value of the estimated future cash flows discounted at appropriate discount rates. An impairment loss relating to a specific asset reduces the carrying value of the asset. An impairment loss relating to a group of CGU’s is allocated on a pro-rata basis to reduce the carrying value of the assets in the units comprising the group. A previously recognized impairment loss related to non-financial assets is assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss related to non-financial assets is reversed if there is a subsequent increase in the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying value does not exceed the carrying value that would have been determined, net of depreciation or amortization, if no loss had been recognized.

Financial instruments

(a) Financial assets

The Company classifies its financial assets in the following categories: held-to-maturity, fair value through profit or loss (“FVTPL”), loans and receivables, and available-for-sale (“AFS”). The classification depends on the purpose for which the financial assets were acquired. The Company's accounting policy for each category is as follows:

Fair value through profit or loss

This category comprises derivatives, or assets acquired or incurred principally for the purpose of selling or repurchasing it in the near term. They are carried in the statement of financial position at fair value with changes in fair value recognized through profit or loss.

Loans and receivables

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are carried at amortized cost less any provision for impairment. Individually significant receivables are considered for impairment when they are past due or when other objective evidence is received that a specific counterparty will default.

Held-to-maturity

These assets are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company's management has the positive intention and ability to hold to maturity. These assets are measured at amortized cost using the effective interest method. If there is objective evidence that the investment is impaired, determined by reference to external credit ratings and other relevant indicators, the financial asset is measured at the present value of estimated future cash flows. Any changes to the carrying amount of the investment, including impairment losses, are recognized through profit or loss.

Available-for-sale

Non-derivative financial assets not included in the above categories are classified as available-for- sale. They are carried at fair value with changes in fair value recognized directly in equity. Where a decline in the fair value of an available-for-sale financial asset constitutes objective evidence of impairment, the amount of the loss is removed from equity and recognized through other comprehensive income (loss).

Impairment of financial assets

A financial asset is assessed at each reporting date to determine whether there is any objective evidence that it is impaired. A financial asset could be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows, discounted at the original effective interest rate.

TOWER THREE SAS
Notes to the Financial Statements
Period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized. For financial assets measured at amortized cost, this reversal is recognized in profit or loss.

(b) Financial liabilities

The Company classifies its financial liabilities into one of two categories, depending on the purpose for which the liability was acquired. The Company's accounting policy for each category is as follows: Fair value through profit or loss - This category comprises derivatives, or liabilities acquired or incurred principally for the purpose of selling or repurchasing it in the near term. They are carried in the statement of financial position at fair value with changes in fair value recognized through profit or loss.

Other financial liabilities: This category consists of liabilities carried at amortized cost using the effective interest method.

The Company classified its due to related party as other financial liabilities.

4. RECENT ACCOUNTING PRONOUNCEMENTS

At the date of authorization of these financial statements, the IASB and IFRIC have issued the following new and revised standards, amendments and interpretations which are not yet effective.

Effective for annual periods beginning on or after January 1, 2018

  IFRS 9, Financial Instruments – Classification and Measurement

  IFRS 9 is a new standard on financial instruments that will replace IAS 39, Financial Instruments: Recognition and Measurement.

  IFRS 9 addresses classification and measurement of financial assets and financial liabilities as well as derecognition of financial instruments. IFRS 9 has two measurement categories for financial assets: amortized cost and fair value. All equity instruments are measured at fair value. A debt instrument is at amortized cost only if the entity is holding it to collect contractual cash flows and the cash flows represent principal and interest. Otherwise it is at fair value through profit or loss.

  IFRS 15, Revenue from Contracts with Customers:

  IFRS 15 is a new standard to establish principles for reporting the nature, amount, timing, and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. It provides a single model in order to depict the transfer of promised goods or services to customers. IFRS 15 supersedes IAS 11, Construction Contracts, IAS 18, Revenue, IFRIC 13, Customer Loyalty Programs, IFRIC 15, Agreements for the Construction of Real Estate, IFRIC 18, Transfers of Assets from Customers, and SIC-31, Revenue – Barter Transactions involving Advertising Service.

Effective for annual periods beginning on or after January 1, 2019.

(a)	IFRS 16, Leases:

IFRS 16 specifies how an IFRS reporter will recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. Lessors continue to classify leases as operating or finance, with IFRS 16’s approach to lessor accounting substantially unchanged from its predecessor, IAS 17. The extent of the impact of adoption has not yet been determined.

The Company has not early adopted these standards, amendments and interpretations and anticipates that the application of these standards, amendments and interpretations will not have a material impact on the financial position and financial performance of the Company.

TOWER THREE SAS
Notes to the Financial Statements
Period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

5. RELATED PARTY TRANSACTIONS

Related parties include key management, personnel, and affiliated companies. Key management personnel include officers, directors or companies with common directors of the Company who have direct or indirect authority and responsibility for planning, directing and controlling the activities of the Company.

During the period ended December 31, 2015, legal fees of $21,151 was paid to a director of the Company.

As at December 31, 2015, there was $21,151 due to an affiliated company which is included in due to related party and $4,300 due from related parties for the issuance of common shares.

6. SHARE CAPITAL

a) Authorized

10,000 common shares with a par value at COP 1,000 per common share

b) Issued

On December 30, 2015, the Company issued 10,000 common shares at COP 1,000 ($0.43) per share for gross proceeds of COP 10,000,000 ($4,300). The proceeds were included in due from related parties at December 31, 2015. (Note 5)

7. FINANCIAL INSTRUMENTS

The Company is exposed to varying degrees to a variety of financial instrument related risks: Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge any obligations. The Company is currently not exposed to any credit risk. Interest rate risk Interest rate risk is the risk the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Financial assets and liabilities with variable interest rates expose the Company to cash flow interest rate risk. The Company does not hold any financial liabilities with variable interest rates. The Company does maintain bank accounts which earn interest at variable rates but it does not believe it is currently subject to any significant interest rate risk.

Liquidity risk

The Company’s ability to continue as a going concern is dependent on management’s ability to raise required funding through future equity issuances and through short-term borrowing. The Company manages its liquidity risk by forecasting cash flows from operations and anticipating any investing and financing activities. Management and the Board of Directors are actively involved in the review, planning and approval of significant expenditures and commitments.

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

TOWER THREE SAS
Notes to the Financial Statements
Period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

  Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

  Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

  Level 3 – Inputs that are not based on observable market data.

The fair value of due from related party and due to related party approximates fair value due to the short term nature of the financial instruments. These accounts are classified as loans and receivables.

8. CAPITAL RISK MANAGEMENT

The Company defines its capital as shareholders’ deficiency. The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its technologies and to maintain a flexible capital structure for its projects for the benefit of its shareholders. As the Company is in the development stage, its principal source of funds is from the issuance of common shares.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares, acquire or dispose of assets or adjust the amount of cash.

The Company is not subject to externally imposed capital requirements.

9. INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

		2015
Loss for the period		$(21,151)

Expected income tax recovery		$(5,000)
Change in unrecognized deductible temporary differences		5,000
Total income tax expense		$-

		Expiry Date
	2015	Range
Temporary Differences
Non-capital losses available for future period	$ 21,000	No expiry date

Tax attributes are subject to review, and potential adjustment, by tax authorities.

10. COMMITMENT

During the year ended December 31, 2015, the Company entered into a contract for legal services with a related party whereas the Company is required to pay US$15,000 ($21,151 CDN) on the signing of the agreement and six equal payments of US$3,000 commencing January 1, 2016 for a total of USD $18,000 ($24,954 CDN).

Subsequent to year end, the Company entered into construction contracts with Global Engineering Developments (“GLEND”) whereas the Company engaged GLEND to build six cellphone towers in Colombia for a total cost of $230,939.

TOWER THREE SAS
Notes to the Financial Statements
Period from incorporation on December 30, 2015 to December 31, 2015
(Expressed in Canadian Dollars)

11. SUBSEQUENT EVENTS

(a)

Subsequent to year end, the Company received total funding of USD $200,000 ($260,090) from an affiliated company. On June 14, 2016, the Company entered into a loan agreement whereby USD $100,000 ($135,045) of the advances would be due 90 days from the date of the agreement. The loan accrues interest at a rate of 10% per annum. If the loan is not repaid within the 90 days, a monthly penalty of 2% of the principal loan will be charged. The remaining USD $100,000 ($135,045) will be converted to equity upon the successful completion of a public listing transaction.

(b)

Subsequent to year end, the Company entered into six lease agreements with Columbia Movil whereas the Company will lease space on six separate cell phone towers for thirteen years. Colombia Movil will pay rent installments of COP 2,100,000 to COP 2,350,000 ($900 to $1,000) on a monthly basis. The agreements will come into effect on the year of completion of the cellphone towers.

(c)

On August 2, 2016, the Company announced that it entered into a letter of intent (the “LOI”) with Pacific Therapeutics Ltd. ("PTL") to acquire all of the issued and outstanding membership interests of the Company (the “Transaction”). PTL will have until October 30, 2016 to conduct due diligence on the Company, with a view to negotiating the terms of a definitive agreement in order to complete the Transaction.

Pursuant to the terms of the LOI, in consideration of the Transaction, PTL will issue 30,000,000 common shares at a deemed price of $0.10 per common share to the existing members of the Company on a pro-rata basis in exchange for 100% ownership of all of the issued and outstanding membership interests of the Company.

SCHEDULE “G”

Voluntary Pooling and Escrow Terms & Conditions

Consideration Milestone Escrow Agreement (Operations)

Shareholder	Number of	Release Milestones	Percentage of Total
	Escrow Shares	20 new towers to be constructed	Escrow Shares to be
		within 24 months of the Closing Date	Released
Alejandro Ochoa	12,000,000	Upon final CSE approval of the Acquisition	50% of escrow shares
		20 additional towers constructed within 24 months of the Closing Date	50% of escrow shares
Executive Investment	12,000,000	Upon final CSE approval of the Acquisition	50% of escrow shares
		20 additional towers constructed within 24 months of the Closing Date	50% of escrow shares

Consideration Milestone Escrow Agreement (Financing)

Shareholder	Number of Escrow	Release Milestones	Percentage of Total
	Shares	$4,000,000 to be raised within 24	Escrow Shares to be
		months after the Closing Date	Released
Foremost Capital	3,000,000	Closing of financing for $1,000,000	25% of escrow shares
		Closing of financing for a further $1,000,000	25% of escrow shares
		Closing of financing for a further $1,000,000	25% of escrow shares
		Closing of financing for a further $1,000,000	25% of escrow shares
Yari Nieken	3,000,000	Closing of financing for $1,000,000	25% of escrow shares
		Closing of financing for a further $1,000,000	25% of escrow shares
		Closing of financing for a further $1,000,000	25% of escrow shares
		Closing of financing for a further $1,000,000	25% of escrow shares

The Financing consideration milestones must be completed within 24 months of the Closing Date, and the Concurrent Financing shall be included in the $4,000,000 to be raised by Foremost Capital and Yari Nieken. For greater certainty, in order to qualify for the release of shares from escrow, the financing must be initiated and led by Foremost Capital and Yari Nieken.

Following release of shares from the Consideration Milestone Escrow Agreement (Operations and Financing) the shares shall be held pursuant to the Escrow Agreement

Escrow Agreement

Release Dates	Percentage of Total Escrow Securities to be
Released
Upon Final CSE approval of the Acquisition	10% of escrow securities
6 Months after listing	15% of the remaining escrow securities
12 Months after listing	15% of the remaining escrow securities
18 Months after listing	15% of the remaining escrow securities
24 Months after listing	15% of the remaining escrow securities
30 Months after listing	15% of the remaining escrow securities
36 Months after listing	15% of the remaining escrow securities

SCHEDULE “H”

CERTIFICATE OF U.S. T3 SHAREHOLDER

TO:	Pacific Therapeutics Ltd.

AND TO:	Tower Three SAS

Pursuant to a share exchange agreement (the “Agreement”) among Pacific Therapeutics Ltd., a British Columbia corporation (the “Issuer”), Tower Three SAS (“T3”), a company formed under the laws of Colombia and the shareholders of T3 (the “Shareholders”) pursuant to which the Shareholders will exchange their outstanding common shares of T3 (“T3 Shares”) for common shares of the Issuer (the “PT Shares”) (the “Transaction”). Immediately following the closing of the Transaction the name of the Issuer will be changed to “Tower One Wireless Corp.” or another name acceptable to the parties.

The representations, warranties and covenants in this Certificate will form the basis for the exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable state securities laws, for the issuance of the PT Shares to T3 Shareholders in exchange for the T3 Shares upon completion of the Transaction (the “Exchange”).

In connection with the Transaction and the Exchange, the undersigned T3 Shareholder, on its own behalf and on behalf of any beneficial holder for whom it is acting, represents and warrants to, and covenants with, the Issuer and T3 that:

1.

It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the PT Shares and it is able to bear the economic risk of loss of its entire investment.

2.

The Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Exchange, and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the PT Shares.

3.

It understands that none of the PT Shares have been or will be registered under the U.S. Securities Act, or the securities laws of any state of the United States, and that the issuance of the PT Shares in exchange for the T3 Shares is being made only to “accredited investors”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (“Accredited Investors”), in reliance on the exemption from such registration requirements provided by Rule 506(b) of Regulation D under the U.S. Securities Act.

4.

It is an Accredited Investor and is acquiring the PT Shares for its own account, or for the account of another Accredited Investor as to which the undersigned exercises sole investment discretion, for investment purposes only and not with a view to any resale, distribution or other disposition of the PT Shares in violation of the United States federal or state securities laws.

5.

If the T3 Shareholder is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it (and any beneficial holder on whose behalf it is acting) satisfies one or more of the categories of Accredited Investor indicated below (please place an “S” on the appropriate line(s) below that applies to the undersigned T3 Shareholder and a “BH” on the appropriate line(s) below that applies to the beneficial holder (if any)):

_____

A natural person whose individual “net worth”, or joint “net worth” with that person’s spouse, at the date of this Certificate exceeds US $1,000,000;

Note: For purposes of calculating “net worth” under this paragraph:

(i)	The person’s primary residence shall not be included as an asset;

(ii)

Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)

Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

_____

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

6.

If the T3 Shareholder is a corporation, partnership, trust or other entity, then it (and any beneficial T3 Shareholder on whose behalf it is acting) satisfies one or more of the categories of Accredited Investor indicated below (please place an “S” on the appropriate line(s) below that applies to the undersigned T3 Shareholder and a “BH” on the appropriate line(s) below that applies to the beneficial holder (if any)):

_____

A bank as defined in section 3(a)(2) of the U.S. Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity;

_____	A broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934, as amended;

_____	An insurance company as defined in section 2(a)(13) of the U.S. Securities Act;

_____	An investment company registered under the United States Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act;

_____	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended;

_____

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US $5,000,000;

_____

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____

An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring PT Shares, with total assets in excess of US $5,000,000;

_____

A trust that (a) has total assets in excess of US $5,000,000, (b) was not formed for the specific purpose of acquiring the Shares, and (c) whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the PT Shares;

_____	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended; or

_____	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories set forth in paragraph 5 of this Certificate and/or this paragraph 6.

7.

It is not acquiring the PT Shares as a result of any form of “general solicitation or general advertising” (as such terms are used in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

8.

It agrees that if it decides to offer, sell, pledge or otherwise transfer any of the PT Shares, it will not offer, sell, pledge or otherwise transfer any of such PT Shares, directly or indirectly, unless the transfer is made:

(a) to the Issuer;

(b) outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c) pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws; or

(d) in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws; and

it has prior to such transfer pursuant to subsection (c) or (d) furnished to the Issuer an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer to such effect.

9.	The certificates representing the PT Shares, and any certificates issued in exchange or substitution for such securities, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE U.S. SECURITIES ACT. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE,

AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

If the PT Shares are being sold in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Issuer and its transfer agent substantially in the form set forth in Exhibit I hereto (or as the Issuer may prescribe from time to time), and, if requested by the Issuer’s transfer agent, an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Issuer, to the effect that the transfer is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

If any of the PT Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, the legend may be removed by delivery to the Issuer and its transfer agent of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

10.	It consents to the Issuer making a notation on its records or giving instructions to its transfer agent in order to implement the restrictions on transfer set forth and described in this Certificate.

11.

It understands and agrees that there may be material tax consequences to the T3 Shareholder of the acquisition, holding, exercise or disposition of the PT Shares, and that it is the sole responsibility of the T3 Shareholder to determine and assess such tax consequences as may apply to its particular circumstances. The Issuer does not give any opinion or make any representation with respect to the tax consequences to the T3 Shareholder under United States, state, local or foreign tax law of the undersigned’s acquisition, holding, exercise or disposition of such PT Shares; in particular, no determination has been made whether the Issuer will be a “passive foreign investment company” within the meaning of Section 1297 of the Code.

12.

It understands that the financial statements of the Issuer have been prepared in accordance with International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

13.

The T3 Shareholder is in the United States. The address at which the T3 Shareholder received and accepted the offer to acquire the PT Shares is the address listed on the execution page of this Certificate.

14.

It understands that the PT Shares are “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act, and that the T3 Shareholder may dispose of the PT Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act. The T3 Shareholder understands and acknowledges that the Issuer is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the PT Shares in the United States. Accordingly, the T3 Shareholder understands that absent registration under the U.S. Securities Act or an exemption therefrom, the T3 Shareholder may be required to hold the PT Shares indefinitely.

15.

It understands that (i) if the Issuer is deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), Rule 144 under the U.S. Securities Act may not be available for resales of the PT Shares, and (ii) the Issuer is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the PT Shares. Because the Issuer is considered to have been a “capital pool company” prior to the Transaction, the Issuer would be considered to have been a Shell Company, and consequently, Rule 144 under the U.S. Securities Act is not available for resales of the PT Shares unless and until the Issuer has satisfied the applicable conditions set forth in Rule 144 under the U.S. Securities Act or in other guidance issued by the United States Securities and Exchange Commission. In general terms, the satisfaction of such conditions would require the Issuer to have been a registrant under the United States Securities Exchange Act of 1934, as amended, for at least 12 months, to be in compliance with its reporting obligations thereunder, and to have filed certain information with the United States Securities and Exchange Commission at least 12 months prior to the intended resale (or to have satisfied similar requirements under applicable Canadian securities laws). As a result, Rule 144 under the U.S. Securities Act may never be available for resales of the PT Shares.

16.

It understands that the Issuer is incorporated under the laws of Canada, that substantially all of the Issuer’s assets are located outside the United States and that most or all of its directors and officers are residents of countries other than the United States, and, as a result, it may be difficult for the T3 Shareholder to effect service of process within the United States upon the Issuer or its directors or officers, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of the Issuer and its directors and officers under the U.S. federal securities laws.

17.

It understands that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the United States Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect, to the PT Shares.

18.

If required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver and file and otherwise assist the Issuer in filing reports, questionnaires, undertakings and other documents with respect to the issue of the PT Shares.

19.

It understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that they may be relied upon by the Issuer and T3 in determining its eligibility to acquire the PT Shares in exchange for the T3 Shares upon completion of the Transaction. It understands that the representations, warranties and covenants made by the T3 Shareholder in this Certificate will form the basis of the exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws for the issuance of the PT Shares in exchange for the T3 Shares following completion of the Transaction.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

The statements made in this Certificate are true and accurate to the best of my information and belief and I will promptly notify the Issuer and T3 of any changes in any representation, warranty, agreement or other information relating to the undersigned set forth herein which takes place prior to the acquisition of the PT Shares.

In order to receive their PT Shares, each T3 Shareholder that is in the United States must complete and sign this Certificate.

Capitalized terms used in this Schedule C and not defined herein have the meaning ascribed thereto in the Certification to which this Schedule is annexed.

ONLY U.S. T3 SHAREHOLDERS NEED COMPLETE AND SIGN

Dated _____________________________, 20__

X
Signature of individual (if T3 Shareholder is an individual)

X
Authorized signatory (if T3 Shareholder is not an individual)

Name of T3 Shareholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

EXHIBIT I

TO SCHEDULE H

DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Investor Services Inc., as registrar and transfer agent for the common shares of the Pacific Therapeutics Ltd. (to be renamed Tower One Wireless Corp.).

AND TO:	Pacific Therapeutics Ltd. (to be renamed Tower One Wireless Corp.) (the “Issuer”)

The undersigned (A) acknowledges that the sale of the common shares of the Issuer represented by certificate number _______________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the U.S. Securities Act) of the Issuer; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as such term is defined in Regulation S under the U.S. Securities Act) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

X
Signature of individual (if T3 Shareholder is an individual)
Dated:
X
Authorized signatory (if T3 Shareholder is not an individual)

Name of T3 Shareholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)